UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|      Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

|_|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to ss.240.14a-12


                               RUBY MINING COMPANY
                (Name of Registrant as Specified In Its Charter)

                    -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate box):

|X| No fee required.

|_| Fee computed on table below per Securities Exchange Act Rules 15a-6(i)(4) and 0-11.*

|_| Fee paid previously with preliminary materials.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Securities Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

         (5)  Total fee paid:

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|_|      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

              ------------------------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:

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         (3)  Filing Party:

              ------------------------------------------------------------------
         (4)  Date Filed:

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                                                                               2

                               RUBY MINING COMPANY
                                3318 HWY 5, #304
                        DOUGLASVILLE, GEORGIA 30135-2308

                               September __ ,2005
Dear Shareholder:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of RUBY MINING COMPANY, INC. (the "Company")to be held on Monday, October 31, 2005, at 10:00 a.m., Eastern Daylight Time, at the Hilton Savannah DeSoto Hotel, 15 Liberty Street, Savannah, Georgia, 31401. Please call the hotel at 1-800-426-8483 to reserve a room. Reservations must be made on or before Friday, September 30, 2005 to receive the discounted group rate of $139/night.

        The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation. Also enclosed is a copy of the Company's Annual Report, as amended, on Form 10-KSB/A for the year ended December 31, 2004.

        The matters to be addressed at the meeting will include (i) the election of five (5) directors; (ii) the approval of the proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 350,000,000 shares and to authorize 50,000,000 shares of "blank check" preferred stock; (iii) the approval of the amendment to the Company's 2002 Employee Stock Option Plan (the "Plan) to authorize an additional 5,000,000 shares of common stock to be made available for issuance under the Plan; (iv) the approval of the proposed amendment to change the name of the Company from Ruby Mining Company to Admiralty Holding Company; and (iv) the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company's registered public independent accountants for the fiscal year ending December 31, 2005. I will also report on the Company's business activities and answer any stockholder questions. The Board of Directors recommends that you vote FOR election of the director nominees, FOR the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock and to authorize shares of "blank check" preferred stock; FOR the amendment to the 2002 Stock Option Plan to authorize additional 5,000,000 shares for issuance thereunder; FOR the amendment to change the Company's name; and FOR ratification of appointment of the Company's registered public independent accountants. Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

        Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

        Thank you for your support. We look forward to seeing you at the Annual Meeting.

                                           Sincerely yours,



                                           G. Howard Collingwood
                                           Chairman and Chief Executive Officer

                               RUBY MINING COMPANY
                                3318 HWY 5, #504
                        DOUGLASVILLE, GEORGIA 30135-2308

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD OCTOBER 31, 2005

                            -------------------------

To our Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Ruby Mining Company (the "Company") will held on Monday, October 31, 2005, beginning at 10:00 a.m. Eastern Daylight Time, at the Hilton Savannah DeSoto Hotel, 15 Liberty Street, Savannah, Georgia, 31401. At the Annual Meeting, shareholders will consider and act upon the following matters:

         1. To elect a Board of Directors consisting of 5 directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

         2. To approve the proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 350,000,000 shares and to authorize 50,000,000 shares of "blank check" preferred stock;

         3. To amend the Company's 2002 Stock Option Plan to authorize an additional 5,000,000 shares of common stock to be made available for issuance under the plan;

         4. To approve the proposed amendment to the Company's Articles of Incorporation to change the name of the Company from Ruby Mining Company to Admiralty Holding Corporation:

         5. To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company's registered public independent accountants for the fiscal year ending December 31, 2005; and

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Also included is a single-page Proxy/Voting Instruction Form and a postage prepaid return envelope. Only shareholders of record at the close of business on September __, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        If you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person. If your shares are held in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

                                           By order of the Board of Directors,



                                           Murray D. Bradley, Jr.
                                           Chief Financial Officer, Treasurer
                                                    and Secretary

September __, 2005
Atlanta, Georgia

                               RUBY MINING COMPANY
                                3318 HWY 5, #504
                        DOUGLASVILLE, GEORGIA 30135-2308

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed Proxy is solicited on behalf of the Board of Directors of Ruby Mining Company, a Colorado corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, October 31, 2005, beginning at 10:00 a.m., local time (EST), or at any adjournment(s) thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Hilton Savannah DeSoto Hotel at 10:00am, 15 Liberty Street, Savannah, Georgia, 31401. This Proxy Statement and accompanying materials are being mailed on or about September __, 2005. The Company will bear the cost of this solicitation.

RECORD DATE

        Shareholders of record of the Company's Common Stock at the close of business on September __, 2005 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 55,592,190 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. Shareholders of the Common Stock at the Record Date are entitled to one vote per share and shareholders holding at least one-third of the outstanding shares of Common Stock represented in person or by proxy shall constitute a quorum for the transaction of business at the Annual Meeting.

REVOCABILITY OF PROXIES

        Shareholders may revoke any appointment of proxy given pursuant to this solicitation by delivering the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the shareholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

VOTING AND SOLICITATION

        Each shareholder will be entitled to one vote for each share of Common Stock held at the record date. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. The proposals to amend the Company's Articles of Incorporation to increase the shares of authorized common stock and to authorize shares of "blank check" preferred stock and to change the Company's name and the proposal to increase the number of shares available for issuance under the Company's 2002 Employee Stock Option Plan require the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote at the Annual Meeting. The proposal regarding the approval of the selection of independent auditors requires that the votes cast in person or proxy by holders of the Company's common stock favoring the proposal exceed the votes cast by holders of the Company's common stock opposing the proposal, provided a quorum is present.

        Nominees, such as banks and brokers (hereinafter referred to as "brokers") who hold shares in street name, have the discretionary authority to vote on certain routine matters on which they have not received instructions from beneficial owners. However, brokers do not have discretionary authority and may not vote shares held for customers on approval of certain other matters without specific instructions from such customers. "Broker non-votes" on any such proposal (where a broker submits a proxy but does not have discretionary authority to vote a customer's shares on such proposal) will not be included in the vote totals on that proposal but such shares represented will be included for purposes of determining a quorum.

        The principal executive offices of the Company are located at 125 Valleyside Drive, Dallas, Georgia 30157. In addition to the use of the mails, proxies may be solicited personally, by telephone, or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares in the Company in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners.


                                   PROPOSAL 1
                                   ----------

                              ELECTION OF DIRECTORS


        Five Directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each Director of the Company is elected at the Company's Annual Meeting of Stockholders and serves until his successor is elected or qualified. Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of Directors then remaining in office. Officers are elected by and serve at the direction of the Board of Directors.

        Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's 5 nominees named below, all of whom are presently directors of the Company.

        The following table sets forth certain information concerning each nominee for election as a Director of the Company:

    Name                    Age    Director Since     Position with the Company
     ----                    ---    --------------    -------------------------

G. Howard Collingwood        63     May 2001          CEO, Director and
                                                      Chairman of the Board

Murray D Bradley, Jr.        58     May 2001          CFO, Treasurer, Secretary,
and Director

Captain Bill Boone           54     March   2004      Director

Marc Wallace                 59     March   2004      Director

Marc Geriene                 52     November 2004     Director

BACKGROUND

        The following is a brief summary of the background of each Director and nominee for Director of the Company:

        G. HOWARD COLLINGWOOD has been an employee of the Company since November 2003 and a director of its wholly-owned subsidiary, Admiralty Corporation ("Admiralty"), since 1997. He is the sole owner of Collingwood Associates. Mr. Collingwood has over 30 years of management experience, including extensive successful business management. Prior to joining Admiralty he was Vice President of International Operations for CTB, Inc., a Berkshire-Hathaway company from October 1997 until November 2003. Howard was an employee of Honeywell (formerly Allied Signal) previously for 23 years and was Vice President General Manager of a business unit (SBU) at the time of his retirement from Allied Signal, a multi-billion dollar public company. Additionally, he is the owner of HCG Global, which was a significant stockholder of Admiralty prior to its becoming a subsidiary of the Company. Additionally, Mr. Collingwood is sole owner of Virtual Intelligence Applications, Inc. (VIA) a personnel and research contractor to certain U.S. Government projects.

     MURRAY D. BRADLEY, JR., a co-founder of Admiralty, has served as an officer and director of Admiralty since its inception in April 1988 and was an employee of Admiralty from 1997 until present. For the past four years, he has been an employee of the Company. He is also an investment professional with a regional independent brokerage firm and executive and administrative partner of the Bradley-Johnson Family Fund, a private investment company. Murray is a graduate of Oxford College of Emory University and of Georgia State University where he completed graduate courses in Accounting and Business Administration. For the past 25 years Murray has worked in the retail securities business as a retail broker and in various management positions, prior to which he was the chief financial officer for a large health care organization. In addition to being a registered representative with the National Association of Securities Dealers, Inc. ("NASD"), he is a registered principal with the NASD and has served and continues to serve on various corporate and civic boards.

     CAPTAIN BILL BOONE is currently a nautical consultant to the Company who advises and works with Admiralty in operations on the Pedro Bank, Jamaica and elsewhere, principally on matters of marine vessel deployment. For the past 12 years, he has served as the Captain of the Highlander, the famed 151-foot motor yacht owned by Forbes Magazine. Bill has captained the Highlander in the waters off the East and West coasts of the United States and the Great Lakes, and has taken her on voyages as far away as Russia. He is a North Carolina native and attended college at Elon College in Burlington, N.C. and at North Carolina State University in Raleigh, N.C.

     MARC WALLACE was President of Novations Strategic Alliances, which helps clients reduce enterprise-wide system costs and increase organizational training effectiveness through a single project approach or more complex company-wide strategic initiatives, a position he had held since May, 1998 until his retirement in October, 2004. Prior to Jan, 2003, the company's names was Provant, Inc and prior to that it was known as J. Howard & Associates. Marc served as Group President of the Performance Solutions Group. Marc consults with corporate executives throughout the United States and Great Britain, making frequent presentations to Fortune 500 companies covering a range of industries, including retail, health care, banking and finance, and telecommunications. He is also a certified motivation and performance trainer, and currently serves on several corporate and academic boards, including Belmont Hill School, Northeastern University and the Berkley School of Music. Marc also sits on the Board of Advisors for the National Black MBA Association and the Board of Advisors for First Community Bank in Boston. He earned his M.B.A. with a concentration in Finance at Central Michigan University, and his B.A. in Mathematics at Adams State College.

     MARC GERIENE is co-inventor of the Nova Ray(R) remotely operated vehicle
(ROV), and President of Nova Ray, Inc. Since the founding of Nova Marine Exploration, Inc. ("Nova Marine") in January of 1992, Marc has served as Chairman and Director of Nova Marine, and as a Director and President of Nova Ray, Inc., which was founded in January 2003. Marc attended Morris County College in Morris County, New Jersey, graduating with an AA degree in Social Studies. He next attended Seton Hall University in South Orange, New Jersey with a study concentration in Chinese Culture and Language. He continued his studies of Chinese Culture and Language at the University of Washington. In 1978, Marc became a commercial diver with a company under the direction of John Doering, one of the original partners of the USS Central America group that eventually recovered the gold on the USS Central America. As President of Nova Ray, Inc., his duties have included pursuing acquisition of a significant portion of the existing ROV market while working to make the Nova Ray(R) the ROV of choice in the lucrative emerging markets. Through Marc's guidance Nova Ray(R) has been granted 7 patents and 1 trademark registration, and 4 additional patent applications are pending.

        GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS AND OFFICERS

BOARD MEETINGS AND COMMITTEES

        The size of the Board of Directors of the Company for the coming year is five members. Three of the directors, or a majority of the Board of Directors, are independent directors. The term of office of each director is for a period of one year or until the election and qualification of his successor. The Board of Directors met formally 5 times during 2004 and met informally on a number of occasions, voting on corporate actions by written consent. All {?} of the Company's current directors attended all of the meetings of the Board of Directors either in person or by telephone.

        Unless authority is withheld by your Proxy, it is intended that the common stock represented by your Proxy will be voted for the respective nominees listed above. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director.

        There are three committees of the Board of Directors, which meet periodically during the year: the Compensation Committee, the Audit Committee, and the Corporate Governance Committee.

        The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company, developing policy in the areas of compensation and fringe benefits, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. Boone, Geriene and Wallace, with Mr. Wallace being the Chairman of the Committee. During 2004, the Compensation Committee met on one occasion.

        The Audit Committee directs the auditing activities of the Company's internal auditors and registered public independent accounting firm and reviews the services performed by the registered public independent accounting firm and evaluates the Company's accounting practices and procedures and its system of internal accounting controls. The Audit Committee consists of Messrs. Boone, Geriene and Wallace, with Mr. Wallace serving as Chairman of the Committee. During 2004, the Audit Committee met on one occasion. The Company's Board of Directors has determined that Marc Wallace, who currently serves as director of the Company as well as a member of the Company's audit committee, is an independent audit committee financial expert.

        The Corporate Governance Committee is newly formed and will have its first meeting later this year. It will develop and recommend to the Board of Directors prior to the end of this calendar year a set of corporate governance principles. The Corporate Governance Committee consists of Messrs. Boone, Geriene, and Wallace, with Bill Boone serving as Chairman of the Committee.

DIRECTOR NOMINATING PROCESS

        The Company believes that a standing nominating committee is not necessary or cost efficient for a company its size. All directors participate in the consideration of director nominees. The Company does not have a formal nominating committee charter. For at least the past four years, the Board of Directors has not received a recommendation from a stockholder as to a candidate for nomination to the Board of Directors and therefore has not previously formed a policy with respect to consideration of such a candidate. However, it is the Board's intent to consider any stockholder nominees that may be put forth in the future. The Board has not identified any specific minimum qualifications or skills that it believes must be met by a nominee for director. It is the intent of the Board to review from time to time the appropriate skills and characteristics of directors in the context of the current make-up of the Board and the requirements and needs of the Company at a given time. Given the current composition, stability and size of the Board of Directors of the Company, the fact that all director-nominees are standing for re-election and that the Board has received no nominee candidates from stockholders, the Board has not considered other candidates for election at the upcoming annual meeting of stockholders.

MEETINGS OF NON-MANAGEMENT DIRECTORS

        The Company's non-management directors meet from time to time without management participation. In addition, an executive session including only the independent directors is held at least annually.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to Murray D. Bradley, Jr., Chief Financial Officer, Treasurer and Secretary, Ruby Mining Corporation, 125 Valleyside Drive, Dallas, Georgia 30157. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Company's Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

EXECUTIVE OFFICERS

        The only executive officers of the Company are G. Howard Collingwood, Chief Executive Officer and President and Murray D. Bradley, Jr., Chief Financial Officer and Secretary-Treasurer. Information on these individuals is set forth above in the Background Information on the director nominees.

COMPENSATION OF DIRECTORS

        All non-employee Directors receive will $250 per meeting attended as compensation for their services as Directors and are reimbursed for expenses incurred in connection with the performance of their duties. All employee Directors will receive $150 per meeting attended as compensation for their services and are reimbursed for expenses incurred in connection with the performance of their duties.

CODE OF BUSINESS CONDUCT

        All of the Company's officers, employees and directors are required to comply with the Company's Code of Business Conduct and Ethics to help insure that the Company's business is conducted in accordance with appropriate standards of ethical behavior. The Company's Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company's business.

        A copy of the Code of Business Conduct and Ethics may be obtained at no charge by written request to the attention of Murray D. Bradley, Jr., Chief Financial Officer, Ruby Mining Company.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth, for each of the last three fiscal years, the compensation received by G. Howard Collingwood, President and Chief Executive Officer of the Company, and other executive officers whose salary and bonus for all services in all capacities exceeded $100,000 for the fiscal years ended December 31, 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE


Name and Principal Position                                               Annual Compensation
                                                                 Year       Salary      Bonus
---------------------------------------------------------------------       ------      -----
G. Howard Collingwood, Chairman and CEO*                         2004      $150,000      -0-
                                                                 2003      $ 25,000      -0-
Murray D. Bradley, JR.,  Dir., Sec./Treasurer and CFO**          2004      $138,000      -0-
                                                                 2003      $ 92,000      -0-


   *The CEO's entire compensation for 2003 and 2004 was deferred. Mr. Collingwood was President & COO and began his employment with the company on November 1, 2003 for an annual salary of $150,000. On April 21, 2004 Mr. Collingwood became Chairman and CEO for an annual salary of $150,000.

   **The CFO worked part time during 2003 until November of 2003 and was due a total salary of $92,000 of which $34,500 was deferred in 2003 and in 2004 his salary was $138,000 of which $29,800 of was deferred. In 2004, the Board also granted Mr. Bradley 1,050,000 restricted five year warrants, exercisable after six months, for retention of his services.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock options (and warrants) during the fiscal year ended December 31, 2004, to each named executive officer.

                                                      Percentage of
                                                      Total Options      Exercise
                             Number of                  Granted to        Price
Name                 Securities Underlying Options      Employee in      Per Share      Expiration
                             Granted (#)              Fiscal Year (%)     ($/Sh.)          Date

MURRAY D. BRADLEY, JR.      1,050,000 (1)                 24.9%           $0.25          6/11/09


        (1) Retention warrants granted on June 11, 2004 exercisable for 5 years into restricted shares at $0.25 per share vesting in six months.



2002 EMPLOYEE STOCK OPTION PLAN

        The Company adopted the 2002 Stock Option Plan (the "Plan") on January 1, 2002 for officers, employees, directors and consultants. The Plan authorized the granting of stock options to purchase an aggregate of not more than 4,500,000 shares of its common stock. On January 30, 2002, options for substantially all 4,500,000 shares were granted.

        The Compensation Committee administers the 2002 Stock Option Plan. In general, the Compensation Committee is empowered to select the persons to whom options will be granted and to determine, subject to the terms of the Plan, the number, exercise, and other provisions of such options. Options granted under the Plan become exercisable at such times as may be determined by the Compensation Committee. Options granted under the Plan may be either incentive (qualified) stock options, as such term is defined in the Internal Revenue

Code, or non-incentive (non-qualified) stock options. Incentive stock options may only be granted to persons who are employees. Non-incentive stock options may be granted to any person, including, but not limited to, employees, independent agents, and consultants, as the Compensation Committee believes has contributed, or will contribute, to the Company's success. The Compensation Committee also determines the exercise price of options granted under the Plan, provided that, in the case of incentive stock options, such price is not less than 100% (110% in the case of incentive stock options granted to holders of 10% of voting power of the company's capital stock) of the fair market value (as defined in the Plan) of the common stock on the date of grant. The aggregate fair market value (determined at the time of option grant) of stock with respect to which incentive stock options become exercisable for the first time in any year cannot exceed $100,000.

        The term of each option shall not be more than ten years (five years in the case of incentive stock options granted to holders of 10% of the voting power of its stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the 2002 Stock Option Plan at any time; provided, however, that unless ratified by its shareholders, no amendment or change in the Plan will be effective that would increase the total number of shares that may be issued under the plan, materially increase the benefits accruing to persons granted under the Plan or materially modify the requirements as to eligibility and participation in the Plan. No amendment, supervision or termination of the Plan shall, without the consent of an employee to whom an option shall heretofore have been granted, affect the rights of such employee under such option.

EMPLOYMENT AGREEMENTS

        The Company has no written employment agreements with any of its executive officers. The Company has agreed to pay G. Howard Collingwood, its President and Chief Operating Officer, an annual salary of $ 150,000 for the fiscal year ending December 31, 2005. The Company has agreed to pay Murray D. Bradley, Jr., its Chief Financial Officer and Secretary-Treasurer, an annual salary of $138,000 for the fiscal year ending December 31, 2005

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The information set forth herein describes certain transactions between The Company and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

      At December 31, 2004 and 2003 amounts payable by the Company to Larsen Laboratories, a company owned entirely by James Larsen, a former executive officer (Chief Technical Officer) and director of the Company (and now a technology consultant to the Company), were $185,000 and $85,000, respectively. Payment was begun in 2003 and continued in early 2004 representing a total to Larsen Laboratories of $400,000 for production of the ATLIS(TM) non-ferrous metal detection device to be used in the field. Additionally, a significant increased cost for the production of the ATLIS(TM) field units was encountered in 2004 and the Company is attempting to complete the construction of the ATLIS(TM) field units by the end of the third quarter of 2005 as funds are available.

     Additionally, the Company's President and CEO, G. Howard Collingwood, and Walter Cytacki, a 5% or greater shareholder, advanced funds on behalf of the Company for the acquisition of the Company's 100 foot research vessel, the R/V New World Legacy. As of December 31, 2004, two advances totaling $50,000 were outstanding to Mr. Cytacki; they bear interest at 6.75% and mature in 2005. The remaining advances were converted into loans, which were negotiated independently of any request by Messrs. Collingwood and Cytacki, which carry an interest rate of 6.75% and are amortized over a period of 7 (seven) years. These two individuals have also agreed by letter to an indefinite suspension of the monthly repayments until the Company is in financial position to resume payments. These loans are more fully described in the notes to the Financial Statements included in the Company's Annual Report for the Company's Fiscal Year Ended December 31, 2004, on Form 10-KSB/A, which is annexed hereto.

     Paul Collingwood, son of Howard Collingwood, the Company's President and CEO, provides consulting services to the Company as the Company's internet web master. These services are provided at a rate of $75.00 per hour worked and he is directed by the Company's CEO to perform these services on an as needed basis. For the Company's 2004 fiscal year, he was paid $2,270.00 by the Company.

     Marc Geriene, who became a Director of the Company in November 2004, is also a Director of Nova Marine Exploration, Inc. ("Nova Marine"). Nova Marine owns 100% of Nova Ray, Inc., of which Marc Geriene is President and his brother Krist Geriene is Vice President Technical Product and a co-founder. Both Messrs Marc and Krist Geriene are assisting the Company and Larsen Laboratories on various aspects of the ATLIS(TM) field unit construction. Howard Collingwood, President and CEO of the Company, is also a director of Nova Marine, of which the Company owns a minority (10%) equity interest.

REPORT OF THE AUDIT COMMITTEE

          The Company's Audit Committee is composed of the Company's three non-employee directors. During the year 2004, the Audit Committee met one time. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee has met with the Company's independent auditors, Cherry, Bekaert & Holland, L.L.P. and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non- audit services provided by them to the Company during 2004 was compatible with the auditors' independence.

        In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

        Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of any class of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership of the Company's Common Stock. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act during the most recent fiscal year except the following. Mr. Marc Geriene, who became a director in November 2004, through an oversight, filed a late report on Form 3. Mr. Geriene does not own any shares of Ruby Mining Company directly but sits on the Board and is an officer of Nova Marine Explorations, Inc. which owns 1,050,000 shares of the Company's common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of March 1, 2005, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, each officer and director individually and all officers and directors as a group.

                                                         OWNERSHIP AND PERCENT OWNERSHIP
NAME OF BENEFICIAL OWNER AND TITLE      CLASS                SHARES          PERCENT

*G. Howard Collingwood, CEO (1)         Common              5,431,916          9.82%
P. O. Box 550466
Atlanta, GA 3035                        Fully Diluted       5,711,916          10.32%


*Murray D. Bradley, Jr., CFO (2)        Common              814,000            1.47%
4893 Falling Leaf Court
Douglasville, GA 30135                  Fully Diluted       2,064,000          3.73%


*Bill Boone                             Common              530,000            0.96%
60 Fifth Avenue
New York, NY 10011


Walter Cytaki (3)                       Common              7,867,043          14.22%
PO Box 18247
River Rouge, MI 48218



                                                                              14



*Marc Geriene(4)                        Common              1,050,000          1.9%
13600 NE 126th Place, Suite B
Kirkland, WA  98034-8720


James W. Larsen, former officer (5)     Common              3,271,520          5.91
475 Oakleaf Trail
Suwanee, GA 30174                       Fully Diluted       5,671,520          10.25%


Jay Swallen, former director (6)        Common              1,012,500          1.83%
2349 Gulf Shore Blvd. N.
Naples, FL 34103


*Marc Wallace                           Common              215,000            0.39%
611 Cliffgate Lane
Castle Rock, CA 80108


All directors & officers as a group   Common              9,083,416          16.41%
(6 persons)
                                      Fully Diluted       10,583,416         19.12%


     *Directors

(1) Includes 1,444,100 shares in his IRA account, and 692,500 owned beneficially in HGC Global and 40,000 shares held by Collingwood Assets Management Trust for which Mr. Collingwood is beneficial owner. Does not include 100,000 options exercisable at $1.00, and, 100,000and 80,000 options exercisable at $1.00 beneficially owned by HGC Global and Collingwood Asset Management Trust, respectively

(2) 208,000 are owned directly by Mr. Bradley and 606,000 are held by the Bradley-Johnson Family Fund, a partnership for which Mr. Bradley is Administrative Partner. Does not include 1,050,000 options exercisable into restricted shares at $0.25 each and 200,000 options exercisable into restricted shares at $1.00.

(3) Includes 7,488,043 shares in Walterwood, a partnership of which Mr. Cytaki is the owner, and 379,000 shares in a brokerage account.

(4) Includes 1,050,000 shares owned by Nova Marine Exploration, Inc. of which Marc Geriene is an officer and director.

(5) James W. Larsen was granted 2,400,000 options exercisable after six months into restricted shares at $0.25. Mr. Larsen was formerly an executive officer and a director.

(6) 1,002,500 shares in J. L. Swallen Flint Trust and 10,000 in IRA of Barbara Swallen (wife).

NEPOTISM

        None of the Company's directors, director nominees, executive officers or key management is a party to any arrangement or understanding with any other person with respect to nomination as a director. There is no relationship by blood, marriage or adoption, not more remote than first cousin, between any of the Company's directors, director nominees or executive officers.

 VOTE REQUIRED FOR PROPOSAL ONE

        If a quorum exists with respect to Proposal One regarding the election of directors, the candidates receiving the greatest number of affirmative votes will be elected as Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board unanimously recommends that shareholders vote "FOR" election of the four nominees for Director.


                                   PROPOSAL 2
                                   ----------


AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
    SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 350,000,000 SHARES AND
        TO AUTHORIZE 50,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK


        The Board of Directors has unanimously approved, subject to approval by the Shareholders, an amendment to the Company's Articles of Incorporation to increase the aggregate number of shares of common stock which the Company is authorized to issue from 100,000,000 shares to 350,000,000 shares and to authorize 50,000,000 shares of "blank check" preferred stock. If approved by the Shareholders, the amendment will become effective upon the filing of Articles of Amendment to the Company's Articles of Incorporation with the Colorado Secretary of State.

        The amendment will change the first paragraph of Article IV of the Company's Articles of Incorporation to read in its entirety as follows:

        "The Corporation shall be authorized to issue an aggregate of Four Hundred Million (400,000,000) shares of capital stock. The authorized capital stock shall be divided into Common Stock and Preferred Stock. The Common Stock of the Corporation shall consist of Three Hundred Fifty Million (350,000,000) shares of Common Stock, par value $.001 per share. The Preferred Stock of the Corporation shall consist of Fifty Million (50,000,000) shares of Preferred Stock, par value $.001 per share.

        The Board of Directors of the Corporation is authorized, subject to limitations established by law and the provisions of this Article IV, to issue shares of Preferred Stock, for which shares the Board of Directors of the Corporation shall have the power and authority to fix by resolution or resolutions, the powers, preferences and rights, including, but not limited to, voting rights, dividend rights, redemption rights, liquidation preferences, and conversion rights, and the qualifications, limitations or restrictions thereon, including, but not limited to, dividing the Preferred Stock into one or more classes or series having the same or different powers, preferences and rights and qualifications, limitations and restrictions as the Board of Directors shall fix by resolution or resolutions."

PURPOSE AND EFFECT OF THE AMENDMENT

        The Company's Articles of Incorporation currently authorizes the issuance of 100,000,000 shares of common stock and no shares of preferred stock. As of the record date, (i) 55,592,190 shares of common stock were issued and outstanding; (ii) stock options to purchase a total of 475,500 shares of common stock (the "options") at exercise prices ranging from $ 1.00 per share to $3.00 per share were also issued and outstanding; and (iii) warrants (excluding those warrants described below in the description of the Secured Financing) to purchase a total of 24,872,710 shares of common stock (the "Warrants") at exercise prices ranging from $0.25 per share to $2.25 per share were also issued and outstanding.

        On June 27, 2005, the Company completed a financing involving the sale of $2,500,000 in secured convertible notes (the Secured Financing). The notes are to be purchased in three traunches: the first traunche is in the amount of $850,000, which the Company received on June 28, 2005; the second traunche in the amount of $800,000 upon the filing of a registration statement with the Securities and Exchange Commission; and the third traunche in the amount of $850,000 upon the effectiveness of the registration statement. The Company intends to use the proceeds from the financing for general corporate operations, registration, proxy expenses, and working capital.

        Under the terms of the notes, the unpaid principal balance of notes, together with any accrued interest thereon, are due and payable three years after the date of issuance. The unpaid principal balance on the notes that were purchased on June 27, 2005 is due on June 27, 2008. Interest is payable on the notes at 8% per annum, payable quarterly in cash, with six months of interest payable up front. However, the interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $0.13, for each trading date during that month.

        The notes are secured by all of the Company's assets, including the Company's inventory, accounts receivable and intellectual property. The notes are also convertible. The purchasers of the notes have the right to convert their notes at any time into shares of the Company's common stock. The conversion price of the notes is equal to the lesser of (i) $0.15 and (ii) the average of the lowest intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. However, in no event are the purchasers allowed to convert any portion of their notes in excess of that portion of the notes upon conversion of which the sum of the number of shares then beneficially owned by the purchasers and the number of shares issuable upon conversion of the portion of the notes then being converted would result in beneficial ownership by the purchasers of more than 4.99% of the Company's outstanding common shares.

        As further consideration to the purchasers of the notes, the Company is required to issued warrants to the purchasers to acquire an aggregate of 9,615,385 shares of the Company's common stock at an exercise price of $.25 per share (assuming all three traunches are funded, with warrants to acquire 3,269,228 shares having been issued to date as a result to completion of the funding of the first traunche). The warrants have a five year term from the date of issuance, with cashless exercise permitted in the event there is not an effective registration statement registering the warrants. Under the terms of the securities purchase agreement, the Company is required to have authorized and reserved for the purpose of issuance twice that number of shares of its common stock (the 200% Reserved Capital) necessary to provide for the full conversion of the outstanding notes and exercise of the outstanding warrants and the issuance of its common shares in connection therewith (based on the conversion price of the notes and exercise price of the warrants in effect from time to time) and as otherwise required by the notes. In accordance with the terms of the securities purchase agreement, 22,000,000 shares have been reserved with the Company's Transfer Agent for issuance upon conversion of the notes and additional notes and the exercise of the warrants issued to date. However, the Company has covenanted to use its best efforts to obtain the approval of its stockholders to increase the authorized capital to place the Company in a position to reserve sufficient shares of common stock to cover the 200% Reserved Capital. Based upon the conversion formulas in the securities purchase agreement, and assuming the funding of all three traunches, the Company would be required to reserve approximately 179,000,000 shares of its common stock to satisfy the 200% Reserved Capital requirement.

        The Company has a call option under the terms of the notes. The call option provides the Company with the right to prepay all of the outstanding notes at any time, provided there is no event of default by the Company and the Company's stock is trading at or below $0.13 per share. An event of default includes the failure by the Company to pay the principal or interest on the notes when due or to timely file a registration statement as required by the Company or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

        The Company also has a partial call option under the terms of the notes in any month in which the current price of its common stock is below the initial market price of $0.13. Under the terms of the partial call option, the Company has the right to pay the outstanding principal amount of the notes plus one-month's interest for that month, which will stay any conversions of the notes by the Purchasers for that month. The principal amount of the notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

        Consequently, as a result of the terms of the Secured Financing pertaining to reserving common stock as described above, the currently issued and outstanding Other Options and Warrants, and the proposal (Proposal 3 herein) to increase the number of shares available for issuance under the Company's 2002 Stock Option Plan, the Board of Directors believes that it is imperative to increase the authorized shares of common stock to the level set forth in this Proposal 2.

        Additionally, the Board of Directors believes that it is in the Company's and the shareholders' best interest to increase the number of authorized but unissued shares of Common Stock and to authorize the issuance of "blank check" preferred stock in order to have additional shares of capital stock and corporate flexibility available to meet the Company's future business needs as they arise. The proposed amendment to increase the Company's authorized capital will provide shares to issue in future financing transactions that will, in all likelihood, be required for the Company to implement its business strategies. The additional shares of common stock and the shares of preferred stock will also be available for various equity compensation and other employee benefit plans, to acquire other companies or their assets, to establish strategic relationships, joint ventures, alliances and partnerships, and for other corporate purposes.

        Except as otherwise specifically described herein regarding the potential future issuance of shares of common stock, the Company's management has no present arrangements, agreements, commitments, understandings or plans to issue any additional shares of common stock. The availability of additional shares of common stock and shares of preferred stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus avoid the time and expense of seeking shareholder approval in connection with the stock issuance. If this Proposal is approved by the shareholders, other than the approval that the Board is seeking in Proposal No. 2, the Board does not intend to solicit further shareholder approval before the issuance of additional shares, unless required by law, regulation or stock exchange rule.

        As noted above, the amendment to the Articles of Incorporation will authorize 50,000,000 shares of "blank check" preferred stock. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by the Board upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series or classes.

        The Board would be expressly authorized, at its discretion, to adopt resolutions to issue preferred shares, to fix the number of preferred shares and to change the number of preferred shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other annual rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the preferred shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and the shareholders. The Board is seeking shareholder approval of an amendment to the Articles of Incorporation which would give the Board flexibility, without further shareholder action, unless otherwise required by law, regulation or stock exchange rule, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of the Company and its shareholders.

        The Company has no immediate definitive plans to issue any shares of preferred stock. Therefore, the terms, rights and features of a preferred stock subject to this proposal cannot be stated or predicted with certainty. It is not possible to state the effects of the proposed amendment upon the rights of holders of common stock until the Board determines the respective rights of the holders of one or more series of preferred stock. However, the issuance of shares of preferred stock pursuant to the Board's authority described above may adversely affect the rights of the holders of common stock. Specifically, the effects of such issuances of preferred stock could include (i) reduction of the amount of cash otherwise available for payment of dividends on common stock, if any, (ii) restrictions on dividends on common stock, (iii) dilution of the voting power of common stock, and (iv) restrictions on the rights of holders of common stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock. For example, preferred stock issued by the Company may rank prior to the common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights of the common stock, and may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock. Additionally, the issuance of common stock from the increased authorized shares if this Proposal is approved could cause dilution of the voting power of the existing shareholders.

POTENTIAL ANTI-TAKEOVER EFFECT

        The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Proposal, nor is it part of a plan to adopt a series of anti-takeover measures. The increased number of authorized shares of common stock and the authorizing the issuance of preferred stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock or common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of common stock and preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to shareholders generally. Although the Company has no present intent to use the additional authorized shares of common stock or the newly authorized shares of preferred stock for such purposes and this proposal is not part of a plan by management to adopt a series of anti-takeover provisions, if the amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available. The Company is not presently aware of any pending or proposed takeover attempt.

VOTE REQUIRED FOR PROPOSAL TWO

        The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote at the Annual Meeting will be required to approve the proposed amendment, assuming a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends that shareholders vote "FOR" the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 350,000,000 shares and to authorize the issuance of 50,000,000 shares of "blank check" preferred stock.



                                   PROPOSAL 3
                                   ----------


                AMENDMENT TO THE 2002 EMPLOYEE STOCK OPTION PLAN

        The Board of Directors adopted on August 15, 2005, subject to the approval by the stockholders, an amendment to the Company's 2002 Employee Stock Option Plan (the Option Plan") to increase from 4,500,000 to 9,500,000 the number of shares of the Company's common stock available for issuance under the Plan. The Company has in the past used, and intends in the future to use, stock options as incentive devices to motivate and compensate its salaried officers and other key employees and consultants, and believes that equity incentives represented by stock options enhances the Company's ability in attracting and retaining the best possible persons for positions of significant responsibility by providing its officers and other key employees and consultants with additional incentives to contribute to the Company's success.

        The Board of Directors also believes that the availability of such equity incentives can serve to facilitate acquisitions of companies, in whole or in part, and assets which will expand and/or enhance the implementation of the Company's business strategies. As of August 15, 2005, options to purchase an aggregate of 4,500,000 shares of common stock had been exercised under the Option Plan, leaving no options to purchase shares of common stock outstanding under the Option Plan and leaving no options to purchase shares of common stock available for future grants under the Option Plan as of such date.

VOTE REQUIRED FOR PROPOSAL THREE

        Proposal Three requires that the votes cast in person or proxy by holders of the Company's common stock favoring the proposal exceed the votes cast by holders of the Company's common stock opposing the proposal, provided a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends that the shareholders vote "FOR" approval of the amendment to the 2002 Employee Stock Option Plan.

                                   PROPOSAL 4
                                   ----------


                   AMENDMENT TO CHANGE THE NAME OF THE COMPANY


        The Board of Directors adopted on August 15, 2005, subject to the approval by the shareholders, an amendment to the Company's Articles of Incorporation to change the name of the Company from Ruby Mining Company to "Admiralty Holding Company." the Board believes that the current name of the Company does not reflect the business or operations of the Company. The Company has conducted its operations, since the acquisition of the Company through the mechanism of a reverse merger in May 2001, through its wholly-owned subsidiary, Admiralty Corporation, and has sought to build value and public interest in the name "Admiralty." Consequently, management is of the opinion that the name of the company should be changed to "Admiralty Holdings Corporation."

VOTE REQUIRED FOR PROPOSAL FOUR

        The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote at the Annual Meeting will be required to approve the proposed amendment, assuming a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends that shareholders vote "FOR" the amendment to the Articles of Incorporation to change the name of the Company from Ruby Mining Company to "Admiralty Holding Corporation."


                                   PROPOSAL 5
                                   ----------


          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        The independent public accounting firm of Cherry, Bekaert & Holland, L.L.P., has been the Company's registered public independent accountants since fiscal year 2001. The Audit Committee has recommended and the Board of Directors has appointed Cherry, Bekaert & Holland, L.L.P., for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2005. It is anticipated that representatives of Cherry, Bekaert & Holland, L.L.P., will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

        The aggregate fees billed for each of the last two fiscal years for professional services rendered by Cherry, Bekaert & Holland, L.L.P., the principal accountants for the audit of the Company; for assurance and related services related to the audit; for tax compliance, tax advice, and tax planning; and for all other fees for products and services are set forth below:

     AUDIT FEES. The aggregate fees billed by Cherry, Bekaert & Holland, L.L.P., for the years ended December 31, 2004 and 2003 for professional services rendered for the audit of the annual financial statements and review of the unaudited financial statements included in Forms 10-QSB of the Company were $29,598 and $28,757, respectively.

     AUDIT-RELATED FEES. There were no audit related fees billed in either of the two most recent fiscal years.

     TAX FEES. The aggregate fees billed by Cherry, Bekaert & Holland, L.L.P, in 2004 and 2003 for professional services rendered for tax compliance, tax advice, and tax planning were $2,956 and $2,600, respectively.

     ALL OTHER FEES. The aggregate fees billed by Cherry, Bekaert & Holland, LLP., in 2004 and 2003 for assistance with research on accounting matters, and review of evaluation done in 2004 and 2003 to the company were $6,091 and $2,433, respectively.

VOTE REQUIRED FOR PROPOSAL FIVE

        Proposal Five requires that the votes cast in person or proxy by holders of the Company's common stock favoring the proposal exceed the votes cast by holders of the Company's common stock opposing the proposal, provided a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends that shareholders vote "FOR" ratification of the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company's registered public independent accountants for fiscal year 2005.

                             ADDITIONAL INFORMATION

        The Company will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2004, excluding certain exhibits thereto, as filed with the Securities and Exchange Commission. Written requests for such information should be directed to Murray D. Bradley, Jr., Chief Financial Officer and Secretary-treasurer, Ruby Mining Company, P.O. Box 2240, Dallas, GA 30132.

                                  OTHER MATTERS

        As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. However, if any other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the accompanying Proxy to vote the shares they represent on such business in accordance with their best judgment. In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed Proxy and date, sign and return it promptly in the postage prepaid envelope provided. The signing and delivery of a Proxy by no means prevents one from attending the Annual Meeting.


                                        By order of the Board of Directors,


                                        Murray D. Bradley, Jr.
                                        CFO and Secretary-Treasurer

September __, 2005.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                  FORM 10-KSB/A

              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

                           COMMISSION FILE NO. 0-7501

                               RUBY MINING COMPANY
--------------------------------------------------------------------------------
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

         COLORADO                                          83-0214117
----------------------------------                ------------------------------
 (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                             3318 Highway 5, No. 504
                        Douglasville, Georgia 30135-2308
--------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (404) 348-4728
--------------------------------------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                     125 Valleyside Drive, Dallas, GA 30157
--------------------------------------------------------------------------------
                          (REGISTRANT'S FORMER ADDRESS)


CHECK WHETHER THE ISSUER (1) FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(D) OF THE EXCHANGE ACT OR 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS), AND
(2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS.

                      [ X ]   YES                  [     ]   NO

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB/A or any amendment to this Form 10-KSB/A. [ ]

The registrant had $0 revenues in the most recent fiscal year.

As of April 11, 2005 the Registrant had 55,551,390 shares of Common Stock, $.001 par value, outstanding, and the aggregate market value of the shares held by non-affiliates on that date was approximately $16,665,417.

Transitional Small Business Disclosure format:   Yes  [   ]     No  [ X ]

                                EXPLANATORY NOTE

     Ruby Mining Company (the "Company") is filing this Amendment No. 2 to its Annual Report on Form 10-KSB/A for its fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (the Commission") on April 14, 2005 (the "Original Filing"), as amended by the filing of a Form 10-KSB/A ("Amendment No. 1") with the Commission on June 24, 2005. Amendment No. 1 was filed to correct the inadvertent omission in the Original Filing of the name and electronic signature of the Company's Independent Registered Public Accounting Firm. This Amendment No. 2 is being filed to address comments received by the staff of the Commission in connection with the staff's review of Amendment No.
1. In this regard, this Amendment No. 2 is filed to:

     (i) provide the explanation (reason) for filing Amendment No. 1, which is as stated above - to correct the inadvertent omission of the name and electronic signature of the Independent Registered Public Accounting Firm, which name and electronic signature are included in and made a part of this Amendment No. 2.

     (ii) amend and restate Part I, Item I, Description of Business, Strategic Alliances and Joint Ventures, to expand the disclosure to convey more clearly the terms of the Company's agreements and joint ventures with third parties in recent years.

     (iii) amend Part II, Item 7 (Exhibit 99.16), Financial Statements and Supplementary Data, Report of the Independent Registered Accountants, to include a report from the Independent Registered Accountants which does not reference other auditors and indicates that the inception period began in 1988.

     (iv) amend Part II, Item 7 (Exhibit 99.16), Financial Statements and Supplementary Data, Statements of Stockholders' Equity, to report stockholders' equity on an annual basis from the inception date of April 15, 1988 through the reverse merger date of May 21, 2001 (the "Merger Date") and after the Merger Date to provide the details of each equity issuance in accordance with the requirements of paragraph 11.d. of SFAS 7.

     (v) amend Part II, Item 7 (Exhibit 99.16), Financial Statements and Supplementary Data, Note 1 - Nature of Business, to state that the financial Statements reflect the reverse merger as of the date of the transaction.

     Except for the amendments described above, this Form 10-K/ A does not modify or update other disclosures in, or exhibits to, the Original Filing or Amendment No. 1.

                                     PART I.

ITEM 1.  DESCRIPTION OF BUSINESS

BACKGROUND

     Pursuant to a Plan and Agreement of Share Exchange implemented in 2001 (the "Share Exchange Agreement"), the shareholders of Admiralty Corporation, a Georgia corporation ("Admiralty"), then became the principal shareholders of the Registrant, Ruby Mining Company, a Colorado corporation (the "Company"), and Admiralty then became and remains today a wholly-owned subsidiary of the Company. Since that time, the Company has conducted its operations through Admiralty. The Company was incorporated under the laws of the State of Colorado in 1971. Admiralty was incorporated under the laws of the State of Georgia in 1988.

GENERAL DESCRIPTION

     The Company is engaged in the business of testing and deploying proprietary detection technology to be used, in partnership with governments, marine archaeologists and other nautical and maritime experts, to locate and recover valuable cargoes from historic shipwrecks, primarily those from the 16th, 17th, and 18th centuries. The Company is also studying the potential of utilizing its technology to assist domestic governmental agencies to locate and retrieve for disposal unexploded marine ordnance and weapons.

     Admiralty has focused its efforts in 8 principal areas:

     1. Developing a new, proprietary technology to detect gold, silver and other precious metals in a salt-water environment, through layers of sand, sediment and coral.

     2. Conducting historical research on shipwrecks, principally those from the 16th, 17th, and 18th centuries.

     3. Analyzing the principal issues related to the legalities associated with historic (pre-1900) shipwreck search and recovery operations.

     4. Negotiating agreements with countries for permits to search for and recover valuable cargoes from historic shipwrecks in their territorial waters.

     5. Finding synergistic and accretive joint venture, investment and acquisition candidates with experience, expertise, and assets (such as vessels, equipment, historical research, and projects) related to the business of shipwreck exploration and excavation.

     6. Conducting search efforts to locate and arrest historic shipwrecks in international waters.

     7. Acquiring marine vessels equipped with advanced conventional search and recovery capabilities for use in historic shipwreck search and recovery operations

     8. Exploring, in association with domestic governmental agencies, the possibility of deploying the ATLIS(TM) technology to locate and retrieve for disposal unexplodED ordnance and weapons in the territorial waters of the Untied States.

SHIPWRECK SEARCH AND RECOVERY TECHNOLOGY

     Admiralty has designed and developed a proprietary detection technology, which it calls ATLIS(TM), to locate, quantify and differentiate among precious metals in a mariNE environment. To assist it in enhancing the functionality of the ATLIS(TM) technologY, Admiralty associated a university-affiliated scientific expert in the field of remote-sensing. Admiralty has completed the initial testing phase of its technology (in the laboratory and in the ocean) and is now building the first ATLIS(TM) field units for use IN shipwreck search and recovery operations on the Pedro Bank in the territorial waters of Jamaica and other areas. On April 20, 2004, Admiralty received United States Patent No.: US 6,724,191 B1 from the U.S. Patent Office entitled: SYSTEMS AND METODS USEFUL FOR DETECTING PRESENCE AND/OR LOCATION OF VARIOUS MATERIALS. Additionally, the Company has two other patent applications pending under U.S. Patent Application Serial Numbers 10/899,391 and 60/490,315. Information Disclosure Statements and Forms PTO/SB/08 were filed on both these patents with the U.S. Patent Office subsequent to the year ended 2004, on February 25, 2005 by our intellectual property law firm, Kilpatrick Stockton LLP. One is entitled SYSTEMS AND METHODS FOR SYNCHRONOUS DETECTION OF SIGNALS and the other is entitled METHODS AND SYSTEMS FOR ENCHANCING DETECTION IN DETECTION SYSTEMS. James Wagner Larsen, a former Vice President and director of the Company and currently a technology consultant to the Company, is the inventor and Admiralty is the assignee of these patents. Barring unforeseen circumstances, the Company expects the two additional U.S. patents to be issued within the next twelve months. Admiralty intends to maintain an active research and development program for the design and development of additional proprietary marine detection technologies and devices for use in historic shipwreck search and recovery operations.

     Admiralty has also enhanced the marine search capabilities associated with its ATLIS(TM) technology by positioning itself to acquire an advanced "Remotely Operated Vehicle" ("ROV") to be integrated with the ATLIS(TM) technology. This capability is being developed through tHE Company's association with Nova Marine Exploration, Inc. and its subsidiary NovaRay(R), Inc. ("NRI") developers of the Nova Ray(R) ROV. According to NRI:

     The Nova Ray(R) uses the hydrodynamic features of its proven `arcuate' wing to worK with the current - not against it. The `arcuate' wing (used to describe objects that are bent or curved in the form of a bow) provides stability in strong tidal and river currents and counters destabilizing effects of cable drag. It works effectively with an umbilical cable and the current, as opposed to fighting against each factor. This ability works contrary to nearly all other portable ROVs on the market today. The Nova Ray(R) operates in up to 9 knot currents under tow (the industry standard beinG just 2 knots), and has plenty of payload for cost effective results. The Nova Ray(R) goes deeper with less cable than other underwater towable vehicles. Having the most efficient design in nature, the portable, cost effective Nova Ray(R) is a naturaL selection for underwater inspection and detection projects. Numerous patents for the subsea system have been granted, allowed or are pending. The US Navy has referenced the Nova Ray(R) in its own patent applications.

     The use of ROV surveys could substantially reduce the time required to locate metal-bearing anomalies in deep or flowing current search areas. NRI has already adopted a reticulated and pick-up arm for the Nova Ray ROV to retrieve objects on deep-water wrecks, even in strong currents. Additionally, the Company expects to be able to adapt the ATLIS(TM) technology to the Nova Ray ROV and deploy the adapted ROV to study in detail those anomalies which correlate with Admiralty's historic research and determine whether shipwreck recovery efforts are warranted, thus expanding the Company's capabilities to deep water and areas of flowing currents.

SHIPWRECK SEARCH AND RECOVERY PERMITS

     Admiralty currently holds an exclusive permit from the Government of Jamaica (the only such permit from Jamaica) to conduct search and recovery operations on the Pedro Bank, a 2000 square mile underwater "plateau" in the Caribbean Sea, southwest of Kingston, Jamaica. This area is believed to be one of the richest in the world for shipwrecks from the Spanish flotillas carrying gold and silver bars and coins, gemstones and artifacts from Latin America (then known as the "New World") to the Spanish Empire. Two of Admiralty's marine science consultants have estimated that there are 300 or more historic shipwrecks in the vicinity of the Pedro Bank.

     The ATLIS(TM) technology, by enabling the Company to pinpoint the location of valuabLE cargoes of historic shipwrecks, will allow the Company to restrict its recovery activities to a relatively confined area, thereby significantly mitigating the severe and often irreparable environmental damage resulting from the widespread excavation that is typically necessitated by conventional marine search and recovery operations. It was largely this serious environmental damage that led many nations to cease issuing permits many years ago to commercial marine salvage operators and often nefarious "treasure hunters". Mainly due to its ability to conduct its search and recovery operations without wreaking havoc on the marine environment, the Company was able to convince the Government of Jamaica to reconsider its longstanding moratorium on marine permits and grant to Admiralty a license to search for and recover valuable cargoes from historic shipwrecks situated on the Pedro Bank.

     Admiralty expects that other countries will be similarly receptive to the advantages and attributes of the ATLIS(TM) technology and therefore will favorably entertain applicatioNS by Admiralty for shipwreck search and recovery permits in their territorial waters. In this regard, Admiralty recently began negotiating the key terms and conditions of a marine exploration and excavation permit from another government within the Caribbean region that is expected to be granted by the end of May of 2005. Admiralty has also engaged in preliminary discussions regarding shipwreck search and recovery projects and joint ventures from several other permit holders and plans to continue to aggressively pursue these discussions during 2005.

SHIPWRECK RESEARCH

     In addition to its efforts directed to the acquisition of permits, Admiralty has identified and continues to identify potential search sites through its research into historical records which document the existence and often general location of wrecks in the target search areas. In some instances, the research materials describe the salvage efforts, if any, that may have been undertaken after the wreck occurred. Such research typically provides an indication of the value of the shipwreck since a detailed manifest (i.e., list and description of the items being transported) was prepared for each ship.

STRATEGIC ALLIANCES AND JOINT VENTURES

     In addition to its past contractual relationships with governmental agencies such as NASA and Sandia, Admiralty has also developed new strategic contractual alliances with academic and other marine and maritime institutions, including (i) the Center for Maritime & Underwater Resource Management ("CMURM"), a non-profit organization originally affiliated with Michigan State University which assists and advises businesses, communities, and governments on projects involving the management and development of maritime and underwater resources, and (ii) Mount McGovern Co., Ltd. ("Mount McGovern"), a Canadian firm with expertise in nautical and terrestrial archaeology and heritage resource management. Areas of expertise of CMURM and Mount McGovern include historic shipwrecks and other maritime heritage, marine parks and protected areas, water-based recreation, coastal and heritage tourism, and scientific diving. Under contract with the Company, the principals of CMURM and Mount McGovern formed a company, Archeology & Maritime Heritage International, LLC, a for profit company, which in collaboration with representatives of the Government of Jamaica and the Jamaica Heritage Resource Management, produced the written archaeological recovery plan for Jamaica which has been accepted by Jamaica as the guide for the conduct of the Pedro Bank operations.

     In September 2004, the Company entered into an Enterprise Venture Agreement ("EVA") between (a) John Doering, and his associates ("Doering"), and (b) Admiralty and NRI, to arrest and recover four ships whose general description and location were supplied by "Doering". The EVA allows for the assignment of the arrest and recovery rights, in whole or in part, to funding sources. The four sites are respectively referred to as "Project Green", "Project Red", "Project White", and "Project Yellow." The wrecks in question are believed to be situated in locations not subject to state, federal, or foreign jurisdiction.

     Also, during the spring, summer and fall of 2004, the Company entered into several agreements to survey sites using the Company research vessel, the R/V New World Legacy. Using this vessel, the Company has completed survey work for GCS Technologies, LLC in its permit area off Key West, Florida and for Underwater Treasure Associates, L.L.P. in its permitted area southwest of Galveston, Texas. While the company has not benefited by locating any significant treasure during these activities the projects met a goal of providing additional work and opportunities for both the Company and its major capital asset, the R/V New World Legacy.

     In 2003, the Company entered into an agreement with Georgia Tech Research Corporation, which serves as the contracting arm for the Georgia Institute of Technology (collectively, "Georgia Tech"). This agreement grants to Georgia Tech a non-exclusive license of the Company's ATLIS(TM) technology for conducting research and developmeNT activities towards the development of that technology for use in locating unexploded land-based ordnance. All other rights pertaining to the ATLIS(TM) technology, including, bUT not limited to, use in locating unexploded marine ordnance and in locating and recovering historic shipwrecks, are expressly reserved to the Company.

     The agreement does not grant to Georgia Tech any rights to commercialize the subject matter of the license. Moreover, the Company will own all rights to any improvements to the ATLIS(TM) technology resulting from the license, including any and all patent rights resultiNG from any such improvements, provided, however, a customary royalty will be paid to Georgia Tech in the event any such improvements become the subject of a U.S. patent application.

     In the spring of 2005, the Company entered into a joint venture agreement with Corazon & Corazon, a company engaged in providing charitable services in CaribbEAN countries and elsewhere, to arrest and potentially recover valuable artifacts from a shipwreck believed to be either from the 16th or 17th century, the site for which wreck is situated in international waters in the Caribbean. In March 2005, the Company, pursuant to the joint venture, arrested, through an order from a federal district court, a 30 square mile area which is believed to contain the shipwreck site. The joint venture agreement provides for a division of revenues, after reimbursement for all project expenses, of 60% to Admiralty and 40% to Corazon & Corazon.

SHIPWRECK SEARCH AND RECOVERY VESSELS

     The Company completed its acquisition of the R/V New World Legacy, a 110-foot, 169-ton ship (the "Ship") built specifically for historic shipwreck search and recovery operations in the Caribbean during 2004. The terms of the acquisition included the issuance of 1,000,000 shares of the Company's common stock to the corporation that owned the Ship and the assumption of certain liens and obligations encumbering the Ship.

     The Ship will accommodate 21 persons, including a crew of 4. It has been outfitted with sophisticated dive-support equipment and special marine survey and recovery equipment, including a "fish tow" cesium magnetometer (currently unavailable for use), two hand-held cesium magnetometers, sub-bottom mapping electronic equipment and software, world wide nautical chart software, two 18-foot Boston Whalers, a heavy-duty crane, air compressors for diving tanks, and a full dive air Nitrox system.

     The Company is utilizing the Ship for its Pedro Bank operations, and, certain other survey and recovery projects. The Ship is well suited for such operations because many of the historic shipwreck targets are believed to be in shallow waters and the Ship only drafts 8 feet (2.77 meters).

POTENTIAL REVENUE SOURCES

     Admiralty intends to generate future revenues from six principal sources: sale of cargo and trade items, sale of merchandise, income from exhibitions, corporate sponsorship fees and sale and licensing of intellectual property rights, and contracts with domestic governmental agencies to help locate and retrieve for disposal unexploded marine ordnance and weapons. Should the contract with Georgia Tech produce a technology useful in locating land mines and other terrestrial ordnance, there would be a seventh source of revenue for the Company.

     Cargo and trade items or goods refer to those found on a shipwreck that does not have cultural significance. A primary example is gold and silver bullion, which Admiralty should be able to sell relatively quickly on the world market. Certain items, such as coins, may be sold at public auction or through private sale to collectors.

     Merchandise sales may come from items such as artifact replicas (some of which may be items of jewelry), trademarked or logo items, videotapes, books and other products. Merchandise may be sold through retail outlets, over the Internet, in association with exhibits, and through direct marketing, including catalogues, home shopping and infomercials.

     Income may also be generated from exhibiting artifacts and selling merchandise to those who attend the exhibitions. Exhibitions could range from permanent exhibits located in major tourist centers to traveling exhibits, such as the touring exhibit of items recovered from the RMS Titanic.

     Corporate or institutional sponsorships, some of which have already been discussed between the Company and interested parties, will generate fees and expense-sharing arrangements by allowing certain companies or products to participate in the media exposure and promotional opportunities resulting from Admiralty projects, from search and recovery through exhibit or sale of artifacts.

     Revenues from intellectual property rights are anticipated to consist primarily of fees and payments to Admiralty from the sale and licensing of media rights (television, film, book, video, and photography) associated with its projects. There is a significant and growing demand for content (programming), a result in part of the large number of digital television channels.

     There is an enormous amount of unexploded ordnance in the territorial waters of the United States and a number of lost weapons, including hydrogen bombs. This problem poses a major hazard to the safety and well-being of many thousands of our citizens. Current marine technology has proven incapable of determining the precise location of much of this dangerous material. Our government spends many millions of dollars each year in location and remediation activities for this material. Admiralty believes it can successfully negotiate search contracts with the United States Government which management believes could produce a significant source of future revenue.

MISSION AND IMMEDIATE GOAL

     The Company's mission is to use its proprietary detection technology, in partnership or strategic alliance with governments, nautical archaeologists, marine scientists, "New World" historians, maritime attorneys, and other shipwreck specialists, to become the world leader in the location and recovery of historic shipwrecks. The Company's immediate goal is to transform the pursuit of valuable cargoes lost at sea from today's and yesterday's generally unpredictable, frequently unprofitable and far too often environmentally destructive operation into a business that tomorrow will be consistently predictable, profitable and environmentally acceptable. A secondary mission and goal is to utilize the ATLIS(TM) technology, under contract with governmental agencies, to locate for safe retrievAL and disposal, unexploded marine ordnance and weapons.

COMPETITION

     There are many companies that are engaged in the pursuit of historic shipwrecks and thus could be considered competitors of Admiralty. Most, however, are single-project entities and many engage in the business only on a part-time basis or consider it more of a hobby than a profession. Furthermore, search and recovery licenses and permits like the one Admiralty holds from the Government of Jamaica, typically grant exclusive rights to the permit-holder for operations in the permitted area. Such agreements should effectively preclude competitors from conducting competing activities in the licensed or permitted territory.

GOVERNMENTAL REGULATION

     The Company intends to engage in operations in areas which require permits or licenses from domestic and foreign governments. Permits are necessary to implement the Company's plan of operations. Additionally, marine exploration and recovery permits typically require the permit holder to follow certain specified procedures in connection with its search and recovery operations. In the event the Company receives a permit, but fails to follow such procedures and adhere to such restrictions, the permit can be terminated or revoked.

     Furthermore, the Company may be subject to expropriation of valuable historic shipwreck sites located by it, although the Company intends to use its best efforts to protect itself against potential losses which could result from expropriation activities, such efforts to include the acquisition of political risk and expropriation insurance (as conditions dictate).

     A number of international organizations, such as the United Nations Educational, Scientific & Cultural Organization ("UNESCO") and certain environmental and historic preservation groups, are opposed to fundamental aspects of the commercial recovery of historic shipwrecks (those 100 years old or older) and are encouraging the nations of the world to place severe restrictions on or prohibit outright the commercial exploitation of historic shipwreck sites. In particular, UNESCO has adopted a treaty known as the Convention on the Protection of Underwater Cultural Heritage. If adopted, it would restrict access to historical shipwrecks around the world to the extent it would require compliance with certain guidelines. These guidelines require adherence to strict archaeological practices, and the Company intends to follow these guidelines, for the most part, in projects to which they are applicable. Nevertheless, the Company believes that the convention, if widely ratified and adopted, could increase regulation of shipwreck recovery operations and could result in higher costs.

     Management does not believe that the Convention will be widely adopted as presented. Indeed, the Convention has not even entered into force on its own terms. The United States, Great Britain, and several other critical nations have voiced their opposition to any Convention which would prevent legitimate private sector access to shipwrecks. In addition, several organizations, including the Maritime Law Association, Historic Shipwreck Salvors Professional Association and the Professional Shipwreck Explorers Association are actively engaged in promoting the role of legitimate commercial access to shipwrecks.

     Another development which may also pose a risk to the Company's planned business activities is the claim by certain maritime nations -- particularly the Government of the Kingdom of Spain -- that they have not abandoned and therefore still has possessor rights to their sovereign shipwrecks, including warships and vessels carrying government cargoes. Certain other countries whose waters contain Spanish shipwrecks have indicated they do not and will not accept such a claim by the Spanish Government and will contest any such claim vigorously. Insofar as the Company negotiates permits and agreements with host coastal States for access to their underwater cultural heritage resources, the impact of this development is lessened.

EMPLOYEES

     The Company has 3 full-time employees. In addition, the Company has several consultants who perform scientific, legal, archaeological, shipwreck research, permitting and licensing, public and investor relations, financial and business, and other services.

RISK FACTORS

     Investors in shares of the Company's Common Stock should consider carefully the following risk factors, in addition to other information in this Annual
Report:

Special Risk Associated with the Business of Historic Shipwreck Search and Recovery

     Historic shipwreck search and recovery, even with the ATLIS(TM) technology developed BY Admiralty, is extremely speculative and involves a high degree of risk. Certain shipwrecks thought to contain valuable cargoes and artifacts already may have been partially or fully excavated or may not have had any items of value on board at the time of sinking. Furthermore, even if objects of believed value are located and recovered, there is the possibility that others, including both private parties and governmental entities, asserting conflicting claims, may challenge the Company's rights to the recovered objects. Additionally, natural hazards may render historic shipwreck search and recovery difficult or impossible. Conditions such as bad weather, strong currents, deep water, dangerous reefs and other unanticipated conditions may severely hinder the Company's operations. Moreover, recovery operations are typically very expensive. Finally, even if the Company is successful in locating and retrieving objects from a shipwreck and establishing good title thereto, there can be no assurance as to the value that such objects will bring at their sale, as the market for such objects is uncertain.

Development of Technology

     Admiralty has conducted only one ocean test of its ATLIS technology, which, although successful, was quite rudimentary in nature. There is no assurance that the Company will successfully produce a detection device which will function satisfactorily in actual historic shipwreck exploration and excavation operations so as to permit the Company to become commercially viable in such operations. The Company has previously encountered difficulties, largely brought about by insufficient funding, in its ATLIS(TM) technoloGY development and production programs and there is no assurance that the Company will not encounter similar or other difficulties in its future technology development and production programs that could delay or even preclude the successful deployment of its detection technology in historic shipwreck search and recovery operations.

Possible Technological Advances

     In the future, innovation and technological advances in the historic shipwreck search and recovery industry could result in technology with detection capabilities equal or superior to the detection technology developed by the Company. Such developments could make the Company's technology less attractive and less competitive or even obsolete.

Competition

     The Company will operate in a competitive and rapidly changing environment and will compete against a variety of companies, some of which may have superior experience and financial resources. There can be no assurance that the Company will be able to compete successfully against its competitors for exclusive permits to engage in historic shipwreck search and recovery operations in every offshore area identified as prime historic shipwreck prospects.

Domestic, Foreign and Other Title Claims and Marine Recovery Rights

     Historic shipwreck sites and recoveries from such sites may be subject to the competing claims of other shipwreck recovery companies and state, federal and foreign governments. Lengthy and costly legal proceedings may be required to protect or establish any ownership or recovery rights. The Company intends to attempt to mitigate these risks by following established nautical archaeological protocols and strictly adhering to the requisite legal dictates in securing and operating under marine exploration and recovery permits and licenses. However, there can be no assurance that the Company's efforts to reduce these risks will be successful.

Risks Associated with Marine Search and Recovery Contracts with Governments; International Opposition to Commercial Historic shipwreck Recovery; Claims by Spain

     The Company intends to engage primarily in operations in areas that require permits or licenses from domestic and foreign governments. Admiralty has applied for several marine search and recovery permits, but to date its only license has been issued by the Government of Jamaica. Permits are necessary to implement the Company's plan of operations. Additionally, marine exploration and recovery permits typically require the permit holder to follow certain specified procedures in connection with its search and recovery operations. In the event the Company receives a permit, but fails to follow such procedures and adhere to such restrictions, the permit can be terminated or revoked.

     Furthermore, the Company may be subject to expropriation of valuable historic shipwreck sites located by it, although the Company intends to use its best efforts to protect itself against potential losses which could result from expropriation activities, such efforts to include the acquisition of political risk and expropriation insurance (as conditions dictate).

     A number of international organizations, such as the United Nations Educational, Scientific & Cultural Organization ("UNESCO") and certain environmental and historic preservation groups, are opposed to fundamental aspects of the commercial recovery of historic shipwrecks (those 100 years old or older) and are encouraging the nations of the world to place severe restrictions on or prohibit outright the commercial exploitation of historic shipwreck sites. In particular, UNESCO has adopted a treaty known as the Convention on the Protection of Underwater Cultural Heritage. If adopted, it would restrict access to historical shipwrecks around the world to the extent it would require compliance with certain guidelines. These guidelines require adherence to strict archaeological practices, and the Company intends to follow these guidelines, for the most part, in projects to which they are applicable. Nevertheless, the Company believes that the convention, if widely ratified and adopted, could increase regulation of shipwreck recovery operations and could result in higher costs.

     Management does not believe that the Convention will be widely adopted as presented. Indeed, the Convention has not even entered into force on its own terms. The United States, Great Britain, and several other critical nations have voiced their opposition to any Convention that would prevent legitimate private sector access to shipwrecks. In addition, several organizations, including the Maritime Law Association, Historic Shipwreck Salvors Professional Association and the Professional Shipwreck Explorers Association are actively engaged in promoting the role of legitimate commercial access to shipwrecks.

     Another development which may also pose a risk to the Company's planned business activities is the claim by certain maritime nations -- particularly the Government of the Kingdom of Spain -- that they have not abandoned and therefore still has possessory rights to their sovereign shipwrecks, including warships and vessels carrying government cargoes. Certain other countries whose waters contain Spanish shipwrecks have indicated they do not and will not accept such a claim by the Spanish Government and will contest any such claim vigorously. Insofar as the Company negotiates permits and agreements with host coastal States for access to their underwater cultural heritage resources, the impact of this

Possible Equipment Failure

     Underwater recovery operations are inherently difficult and dangerous and may be delayed or adversely affected by equipment failures. Search and/or recovery activities in most permitted or licensed territories can only be conducted (due to weather and other seasonal factors) during a limited time each year. In the event search and/or recovery efforts are delayed by equipment failures, they may be postponed until equipment is repaired. Such delays would reduce the time available to locate and/or recover the wrecks and thus reduce the opportunity to locate and recover valuable artifacts.

Market Uncertainty for Recovered Cargo

     The Company intends to locate and recover precious metals (gold and silver), coins and bars, gemstones and items of historical and archaeological value in a marine environment. The precious metals market is subject to significant fluctuations in value and, although the market price has been rapidly increasing, there is no assurance that recoveries of precious metals by the Company, if any, will occur at a time when the market is favorable to sellers numismatic and investment values as well. Additionally, there is no assurance that numismatic or investment values can be obtained at significantly higher rates than bullion values for gold and silver, and the market for historical or numismatic objects may be adversely affected if an inordinately large supply of such items is offered for sale at or about the same time. There is no assurance that such a market will exist at the time the Company recovers such items, if ever, or that then existing prices will be sufficient for the Company to realize any significant profit from such objects. It may require an extended period of time before adequate profit, if any, is realized, on any artifacts which the Company may recover in the future.

Environmental and Archaeological Risks

     The effect of the Company's underwater search and recovery operations on the surrounding environment cannot currently be fully assessed. Due to the recent increased opposition to commercial historic shipwreck salvage by certain environmental and historic preservation groups and international organizations, such as UNESCO, it is possible that such groups and organizations may, in certain areas, attempt to adversely influence a government with regard to the Company's search and recovery operations on the grounds that they are harmful to the environment or historic preservation policies. In such event, the Company's search and recovery operations could be delayed or even prohibited, and the Company could be required to expend funds to contest such claims, which funds would normally be applied to the Company's operations. Management does not believe the Company's operations will be harmful to the environment or will compromise historic preservation values and will vigorously defend any such claims should an action be instituted. Moreover, Management intends to conduct its recovery operations in accordance with the standards of established nautical archaeology. No assurance can be given, however, that operations of the Company will not, on occasion, be later found to violate applicable environmental regulations or elements of nautical archaeological protocols.

Protection of Salvage Sites

     Although the Company anticipates having exclusive contracts to search for and recover historic shipwreck shipwrecks in permitted or licensed territories, it is possible that unauthorized persons may attempt to search for artifacts in such areas or to take artifacts recovered by the Company from the Company. The Company will be partially dependent upon the appropriate government with jurisdiction to bar unauthorized divers from such areas and to protect the Company from pirating. Additionally, the Company will utilize an expert security force on each recovery site to help the Company maintain the security of the sites and operations on such sites. However, no assurance can be given that such efforts will be successful and that unauthorized divers will engage in recovery activities in the Company's licensed domain.

Insurance Risks

     The Company plans to purchase general insurance against liabilities that could occur. Such liabilities, common to the marine salvage industry, could include loss of life, accidents, loss of ships and equipment, and other similar dangers. The Company cannot guarantee its ability to obtain adequate insurance coverage. Accordingly, if one or more substantial claims in excess of insurance coverage against the Company were to be successfully sustained, the Company's financial condition and future prospects could be materially adversely affected. Any historic ship wreck which the Company may recover will be insured when, in management's judgment, it is necessary to do so. No assurance can be given that an affordable premium will be sufficient to obtain coverage for the full value of any historic shipwreck items.

Government Regulation

     The Company will be subject to a wide range of governmental regulations promulgated by various local, state, federal and foreign government agencies with respect to the Company's proposed business, including regulations that govern the search for and ownership of abandoned shipwrecks, as well as environmental and ecological regulations. The regulations controlling the Company's activities will depend upon the location of any particular search and recovery venture in which it may engage. Accordingly, the Company may be prevented from operating in a particular area in which it seeks to conduct activities because of its inability to comply with the applicable regulations imposed by the governing body of such area. Additionally, domestic and international laws governing the recovery and disposition of historic shipwrecks (those more than 100 years old) are somewhat indefinite and are the subject of ongoing legal clarification.

Risks Inherent in Government Contracts to Search for Unexploded Marine Ordnance and Weapons

     There is no assurance that the Company will be granted any government contracts to assist in locating and retrieving unexploded marine ordnance and weapons, or that, if such contracts are granted, that the Company will perform successfully. Fees and compensation arrangements under any such contracts are likely to be partially or wholly contingent upon success of the Company in locating designated targets. ATLIS(TM) was not specifically designED for such activities and may not perform this function effectively. Additionally, the targets, by their very nature, will pose significant hazards and dangers to all search and retrieval personnel.

Intellectual Property Rights

     The Company intends to develop, protect and preserve its intellectual property. As for its detection technology, Admiralty received United States Patent No.: US 6,724,191 B1 from the U.S. Patent Office entitled: SYSTEMS AND METODS USEFUL FOR DETECTING PRESENCE AND/OR LOCATION OF VARIOUS MATERIALS on April 20, 2004. In addition, the Company has two other patent applications pending under U.S. Patent Application Serial Numbers 10/899,391 and 60/490,315. Information Disclosure Statements and Forms PTO/SB/08 were filed on both these patents with the U.S. Patent Office subsequent to the year ended 2004, on February 25, 2005 by our intellectual property law firm, Kilpatrick Stockton LLP. One is entitled SYSTEMS AND METHODS FOR SYNCHRONOUS DETECTION OF SIGNALS and the other is entitled METHODS AND SYSTEMS FOR ENCHANCING DETECTION IN DETECTION SYSTEMS. James Wagner Larsen is the inventor and Admiralty is the assignee of these patents. In addition, the Company intends to preserve the secrecy of its technology by: (i) building into ATLIS(TM) equipment tamper-proof elements, (ii) permitting the actuAL operation of Admiralty's equipment units utilizing ATLIS(TM) technology only by certain trustED individuals of the Company, (iii) revealing the critical information necessary to construct and operate ATLIS(TM) equipment only to a few key employees of Admiralty, and (iv) engaging A seasoned security force to handle all security matters. The Company can give no assurance that other companies will not be successful in developing technology-using processes similar to those developed by the Company.

Need for Additional Capital; Going Concern Qualification in Report of Independent Register Public Accounting Firm.

     Until the Company begins to generate revenue from the sale of recovered items, it will need additional capital in order to conduct the search, recovery and marketing phases of its projects, continue its technology research, development and application activities, and continue to operate. There is no assurance such capital will be available as and when needed or such capital may be available only on onerous terms and conditions. As noted in the Report of Independent Registered Public Accounting Firm included in Item 7 of this Annual Report, this lack of capital raises substantial doubt as to the Company's ability to continue as a going concern.

Public Market for the Company's Common Stock

     Although there is a limited market for the Company's Common Stock, there can be no assurance that such a market can be sustained. The investment community, which is often fickle, could show little or no future interest in the Company. As a result, purchasers of the Company's Common Stock may have difficulty in selling such securities if and when they desire to do so. Furthermore, many investors are reluctant to trade in OTC Bulletin Board stocks.

Forward-Looking Statements and Associated Risk

     Management believes that this Annual Report contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies, and anticipated trends in the industry in which the Company operates. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results may well differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Report will in fact transpire or prove to be accurate.

ITEM 2.  DESCRIPTION OF PROPERTY.

     The Company maintains its offices at One Securities Centre, 3490 Piedmont Road, N.E. Suite 304, Atlanta, Georgia 30305. The offices consist of approximately 2,290 square feet of office space that the Company leases from a non-affiliated entity. The lease commenced on June 1, 2002. The company modified the lease on June 25, 2003 reducing the rentable square footage by 533 square feet to 1757 square feet of rented area effective July 1, 2003 and expiring July 31, 2005. The approximate yearly rental is as follows: 2004--$42,351 and 2005--$25,222

ITEM 3.  LEGAL PROCEEDINGS.

     A Complaint for Turnover was filed in the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division, against Admiralty by Dale R. F. Goodman, Trustee for the Bankruptcy Estate of Ralph Franklin Ketchum, Jr. and Patsy Sue Ketchum on April 19, 2002. The Trustee obtained a judgment against Admiralty in the amount of $66,000 for back salary allegedly due to the Debtor Ralph Franklin Ketchum, Jr. for the years 1999 and 2000. Admiralty is attempting to settle the judgment for a lesser amount.

     A Complaint was filed by the Company against Herbert Leeming, the former CEO and Chairman of the Company, in the State Court of Fulton County, Georgia on July 22, 2004, alleging monies owed to the Company in the amount of approximately $197,000, reduced by set-off to approximately $147,000. Leeming answered, alleging that he did not owe the Company the sum claimed and counterclaimed against the Company for monies allegedly owed him for accrued and unpaid compensation and further alleging that he disavowed his two previous signed forgiveness of debt instruments forgiving accrued salary in the amount of $660,534 through December 31, 2003 and an additional sum of $54,098.36 through April 20, 2004. The Company has denied all counterclaims of Leeming. The matter is currently in discovery which is anticipated to take several months. The Company believes that its claims are meritorious and that it will prevail in its claims and against Leeming's counterclaims and the Company intends to vigorously prosecute its claims and vigorously defend against Leeming's counterclaims.

     The Company may be engaged in various other litigation matters from time to time in the ordinary course of business. The Company will vigorously defend or prosecute its position, as the case may be, and believes the outcome of any litigation will not have a material effect on the Company.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

                                     PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
                MATTERS.

     (a)  PRINCIPAL MARKET OR MARKETS.

          The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "RUBM.OB". The following table sets forth the range for the high and low bid quotations for the Company's securities as reported by the OTC Bulletin Board. These prices are believed to be representative inter-dealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions.

                          FISCAL 2003                     FISCAL 2004
                      -------------------               -----------------
      PERIOD            HIGH        LOW                 HIGH        LOW
      ------            ----        ---                 ----        ---

    1ST  QUARTER       $0.10        $0.02               $0.98       $0.41
    2ND QUARTER        $0.12        $0.04               $0.86       $0.43
    3RD QUARTER        $0.39        $0.10               $0.60       $0.45
    4TH QUARTER        $0.61        $0.23               $0.56       $0.25

     (b)  APPROXIMATE NUMBER OF HOLDERS OF COMMON STOCK

          The number of record holders of the Company's Common Stock at March 31, 2005 was approximately 2,610. This does not include shareholders that hold their stock in street name with broker-dealers.

     (c)  DIVIDENDS.

          Holders of the Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors. No dividends have been paid with respect to the Company's Common Stock and none are anticipated in the foreseeable future.

     (d)  RECENT SALES OF UNREGISTERED SECURITIES.

          Common Shares issued during the fiscal year ending on December 31, 2004, were 4,312,858 shares of common stock to 53 individuals and entities in two private placements for a total consideration of $1,403,485 at prices ranging from $0.25 to $0.70 per share. These two private placements were done in reliance upon Regulation D of the Securities Act of 1933, as amended. The first private placement continued from 2003 for a total of $1,200,000.00 before offering costs. The Company also issued $335,000 of $0.10 warrants exercisable at $0.35 for three years to eight (8) accredited investors. As of December 31, 2004, $15,000 of the warrant issue was held as a subscription, as the issue had not been perfected. Additionally, 4,561,888 shares were issued in consideration for $654,157 in exchange for notes, trade debts, investment ownership interest, and restricted stock in 2004. The prices were at fair market value at the time of the transactions (ranging from $0.25 to $0.70 per share) and were recorded on the books on the date of issuance.

          The Company paid commissions and/or finder's fees in a combination of stock and cash in connection with the offer and sale of the last private placement which continued into 2004.

ITEM 6.  MANAGEMENT'S PLAN OF OPERATION.

     (a).   Critical Accounting Policies

     The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States and conform to general practices within its industry. Application of these principles requires management to make estimates or judgments that affect the amounts reported in the financial statements and the accompanying notes. These estimates are based on information available as of the date of the financial statements; accordingly, as this information changes, the financial statements could reflect different estimates or judgments. Certain policies inherently have a greater reliance on the use of estimates, and as such have a greater possibility of producing results that could be materially different than originally reported.

     Estimates or judgments are necessary when assets and liabilities are required to be recorded at fair value, when a decline in the value of an asset not carried on the financial statements at fair value warrants an impairment write-down or valuation reserve to be established, or when an asset or liability needs to be recorded contingent upon a future event. Carrying assets and liabilities at fair value inherently results in more financial statement volatility. The fair values and the information used to record the valuation adjustments for certain assets and liabilities are based either on quoted market prices or are provided by other third-party sources, when available. When third-party information is not available, valuation adjustments are estimated in good faith by management primarily through the use of internal cash flow modeling techniques.

     The most significant accounting policies for the Company are presented in
Note 1 to the consolidated financial statements of the Company. These policies, along with the disclosures presented in the other financial statement notes provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined. Management views critical accounting policies to be those that are highly dependent on subjective or complex judgments, estimates and assumptions, and where changes in those estimates and assumptions could have a significant impact on the financial statements.

     Management currently views the determination of the proper recording of equity and related instruments used in financing the Company's current operations and exploration activities a critical accounting policy. The Company evaluates each issuance of equity and related instruments on an individual basis to determine that they are recorded in accordance with accounting principles generally accepted in the United States.

     Management also currently views the determination of when the Company ceases to be a Development Stage Enterprise a critical accounting policy. A company is considered to be a Development Stage Enterprise if it is devoting substantially all of its efforts to establishing a new business and either (1) planned principal operations have not commenced or (2) planned principal operations have commenced, but there has been no significant revenues there from. Currently, the Company has determined that it remains a Development Stage Enterprise.

     (b).  DISCUSSION

     Ruby Mining Company (the "Company"), together with its wholly owned subsidiaries, Admiralty Corporation ("Admiralty") and Admiralty Marine Operations, Ltd. ("AMO"), is a development stage company and has had only minimal revenues from operations. The consolidated Company satisfied liquidity and capital requirements during the year ended December 31, 2004 through the issuance of common stock, warrants, loans, and short-term interest bearing advances. In addition, the Company benefited in 2004 by the deferral of compensation by the company's executive staff in the amount $229,800 of which $50,000 of accrued compensation was due to the previous CEO.

     Additionally, with the reorganization of the Company's debts in 2003 and continuing into 2004, management believes that the Company has developed enhanced access to investments of capital in the capital markets. Management is utilizing existing relationships and business advisors to seek future and further opportunities for capital investments. With the Company's current cash level, operations of the Company will be limited over the next twelve months without an additional capital investment to satisfy existing and future operations.

     Continuing from 2003, the Company sold the remainder of the $1,200,000 private placement offering to accredited investors at $0.25 a share for restricted shares. A total of $897,500 was sold during 2004. In May 2004, the Company commenced a second private placement of a $0.70 unit offering to accredited investors. Each unit consisted of one share of restricted common stock, one two (2) year warrant exercisable for $1.35 a share, and, one four (4) year warrant exercisable for $2.25. The units were in minimum amounts of $10,500 per unit, and $616,485 of this offering was purchased by 31 individuals and entities. In addition, beginning December 2004, $335,000 of a private placement of three (3) year warrants exercisable into restricted shares of common stock at an exercise price of $ 0.35 per share. The units were placed with accredited investors at a minimum purchase of $15,000 per unit, with each unit consisting of 150,000 warrants at a purchase price of $0.10 per warrant. This private placement was purchased by eight (8) accredited individuals and entities. The Company continues to place these units as part of its capital financing campaign for 2005. These transactions are more fully described in the Form D filings made by the Company during 2004 with the SEC.

     (c).   ANALYSIS

     The Company had $0 of revenue from operations during the year ended December 31, 2004 as compared to $0 for the year ended December 31, 2003. During the quarter ended June 30, 2001, the Company completed a reorganization in which the Company acquired all the outstanding shares of stock of Admiralty Corporation in exchange for common stock of the Company. The transaction is more fully explained in a Form 8-K filed by the Company on June

11, 2001. The reorganization was accounted for as a reverse-merger with Admiralty being the accounting acquirer. Admiralty is now a wholly-owned subsidiary of the Company. The primary business of Admiralty and the Company is the business of finding and recovering historic shipwrecks, primarily those from the 1500s, 1600s, and 1700s.

     For the year ended December 31, 2004, the Company incurred a net loss of $2,960,451, compared to a net loss of $1,130,857 for the year ended December 31, 2003. The Company's present activities consist of establishing and maintaining financing and funding sources and opportunities, establishing and maintaining relationships, and, organizing the marine, archeological and logistical human and physical assets that will enhance the Company's ability to pursue the cargoes of historic shipwrecks.

     For the year ended December 31, 2004, compensation costs were $379,675, an increase of $173,706, from $205,696 for the year ended December 31, 2004. This increase is primarily attributable to the executive officer forgiveness of accrued salaries in the prior year. Depreciation and amortization increased $26,934 from $11,204 in 2003 to $38,138 in 2004, which was the result of the addition of the Company's Ship, New World Legacy. Professional fees were $754,713 for the year ended December 31, 2004, an increase of $478,426 from $276,287 for the year ended December 31, 2003. This increase is the result of the Company's increase in the number of consultants utilized necessitated by project operation in Jamaica and other waters off the United States coast. General and administrative costs for the year ended December 31, 2004 were $332,523, a decrease of $68,307 from the year ended December 31, 2003. This decrease was primarily the result of decreased costs related to obtaining financing and logistical and project operations costs. The Company had $250,000 of research and development expenses in 2004, resulting from a payment to Larsen Laboratories for the production of the ATLISTM field unit to be used on the Pedro Bank project in Jamaica. Exploration costs were $434,674 during the year ended December 31, 2004 and $0 during the year ended December 31, 2003. This increase was the direct result of the addition of the Company's Ship, New World Legacy, and the operations and activities of the Ship during 2004.

     (d).   SIGNIFICANT AND SUBSEQUENT EVENTS

     During the first quarter of 2005, and subsequent to the year ended December 31, 2004, and, as part of an ongoing effort to eliminate the majority of its trade debts, loans and accrued salaries, the Company benefited from the continuation of the sale of the $0.10 warrant private placement wherein accredited investors bought three-year warrants exercisable at $0.35 a warrant into restricted shares with a minimum unit investment of $15,000 each. A total of $660,000 of this offering to 24 accredited individuals has been sold under this offering.

     Additionally, the R/V New World Legacy, which sailed back into its flag country of Jamaica in 2004, provided free use of the ship with crew to the Nature Conservancy - Jamaica Country Programme on February 23 through February 27, 2005 on a trip to the Pedro Bank. The cost of this trip has been calculated at $31,960 in goods and services donated to the Pedro Bank (Jamaica) Coral Reef Cays Management Project #2004-0011-020. This activity is part of an ongoing study of the coral reef and marine fishery environment at Pedro Bank. The agency agreed to supply a copy of its report on the reef to the Company for the Company's use on its Pedro Bank permit.

     The activities in Jamaica have slowed, but we are not abandoning the Project in any way. The construction of the Conservation Laboratory continues, with Admiralty paying for the building material. Our relationship with the Jamaican Coast Guard (JDF), Fisheries, Maritime Authority, Maritime Institute, JAMPRO and the Jamaican Government is excellent. We continue to have strong support from our Jamaican shareholders, some of which are very influential.

However, our relationship with the Jamaica National Heritage Trust (JNHT) is strained, but we will continue to work to improve this relationship.

     The pace of doing business in Jamaica is more relaxed than we had anticipated. We are behind schedule with the production of the ATLIS(TM) field unit. However, we felt that it wouLD be possible to perform work, such as ship wreckage identification, without the ATLIS(TM) fieLD unit or the Conservation Laboratory being completed, as neither is needed for this activity. The delay in the production of the ATLIS(TM) field unit has been a larger issue than WE anticipated, therefore, the New World Legacy has not been fully utilized. We made a business decision in March of 2005 that the New World Legacy must be more fully utilized either in Jamaica or elsewhere. We tried hard to move in Jamaica, but as of this filing the Company has not been able to move forward in Jamaica. The Company has identified and moved forward with other work, which will enable the Company to more fully utilize the New Word Legacy.

     We have completed significant work on the Pedro Bank Project, and we are not abandoning this opportunity. We have determined that a more measured pace is appropriate on the Pedro Bank Project. It is most important, however, that we continue to use the Company's resources appropriately. We are doing that and will return to Jamaica when everything is in place so we can proceed without delays. The Company's goal is to have a range of work sites, which allow for the Company's resources to be fully utilized.

     The Company also funded the material costs for the Conservation Laboratory being built by the Jamaican Coast Guard on its base in Port Royal, Jamaica. Construction is well along and should be completed by the end of May of 2005. As of date of this filing, the Company has advanced $38,000 to a Jamaican contractor, who is also a shareholder of the company, for work on the laboratory.

     Also, during the first quarter of 2005, the Company entered in to a Joint Venture Agreement with Corazon a Corazon to arrest and split the amounts received, after expenses, 60/40 in favor of the Company. The Company was granted a WARRANT OF ARREST IN REM No. 205 CV 0804 on the 24th of March, 2005 by the honorable Clarence Cooper, US Federal District Court Judge of the Northern District of Georgia. The R/V New World Legacy left on April 1, 2005, along with the M/V Corazon Grande, with a contingent of 20 crew and professionals to survey and recover artifacts from the arrested area.

ITEM 7. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The following financial statements are filed as Exhibit 99.16 to this Report and are incorporated herein by reference:

     Report of Independent Registered Public Accounting Firm

     Consolidated Balance Sheets as of December 31, 2004 and 2003

     Consolidated Statements of Operations Since Inception and for the Years Ended December 31, 2004 and 2003

     Consolidated Statements of Cash flows Since Inception and for the Years Ended December 31, 2004 and 2003

     Consolidated Statement of Changes in Stockholders' Deficit Since Inception and for the Years Ended December 31, 2004 and 2003

     Notes to the Consolidated Financial Statements

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There has been no occurrence requiring response to this item.

ITEM 8A.  CONTROLS AND PROCEDURES

The Company's Chief Executive Officer and Chief Financial Officer have evaluated the Company's disclosure controls and procedures as of the of the fiscal year covered by this Report on Form 10-KSB/A and have concluded that the Company's disclosure controls and procedures are effective. During the fourth quarter of 2004, there were no changes in the Company's internal control over financial reporting that have materially affected, or that are reasonably likely to materially affect, the Company's internal control over financial reporting.

ITEM 8B.  OTHER INFORMATION

Not Applicable

                                    PART III

ITEM 9.   DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS;
          COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT.


The following table sets for the names and positions of the executive officers and directors:

         Name               Age                  Position
----------------------     -----      ------------------------------------------

G. Howard Collingwood       62        Chief Executive Officer and Chairman
                                      of the Board of Directors, President

Murray D. Bradley, Jr.      58        Chief Financial Officer, Vice President of
                                      Administration, Treasurer, Secretary and
                                      Director

Jay L. Swallen              79        Director and Chairman of Audit Committee

Bill Boone                  53        Director (added March 2004)

Marc Wallace                58        Director (added March 2004)

Marc Geriene                51        Director (added November 2004)

     All directors will hold office until the next annual meeting of the shareholders.

     The following sets forth summary biographical information as to the business experience of each officer and director of the company for at least the last five years:

     G. HOWARD COLLINGWOOD has been an executive officer of the Company since November of 2003 and a director of Admiralty since 1997. He is the sole owner of Collingwood Associates. Mr. Collingwood has over 30 years of management experience, including extensive successful business management. Prior to joining Admiralty he was Vice President of International Operations for CTB, Inc., a Berkshire-Hathaway company. Howard was an employee of Honeywell (formerly AlliedSignal) for 23 years and was Vice President General Manager of a business unit (SBU) at the time of his retirement from Allied Signal, a multi-billion dollar public company. Additionally, he is the owner of HCG Global, a significant stockholder of the Admiralty Corporation. Additionally, Mr. Collingwood is sole owner of Virtual Intelligence Applications, Inc. (VIA) a personnel and research contractor to certain U.S. Government projects. As such, he has an understanding of the company and its goals and, perhaps of greater importance, is most interested to see Admiralty Corporation succeed and meet its goals in a timely manner.

     MURRAY D. BRADLEY, JR., a co-founder of Admiralty Corporation, has served as an officer and director of Admiralty since its inception. He is an investment professional with a national independent brokerage firm and executive and administrative partner of the Bradley-Johnson Family Fund, a private investment company. He is a graduate of Oxford College of Emory University and of Georgia State University where he completed graduate courses in Accounting and Business Administration. For the past 25 years Murray has worked in the retail securities business as a retail broker and in various executive positions, and prior to that was the chief financial officer for a large health care organization. In addition to being a registered representative, he is a registered principal with the National Association of Securities Dealers, Inc. and has served and continues to serve on various corporate and civic boards.

     JAY L. SWALLEN has been a member of the Board of Directors of Admiralty since December of 1997. He is a certified public accountant. He graduated from Cleveland State University in 1949 with a degree in accounting. He also attended the William McKinley School of Law. Mr. Swallen served in the United States Air Force during World War II and began his college career upon returning from the war. From 1953 to 1985, he served as President, Director and Senior Partner for Swallen, Lawhun, Hubbard and Abraham, Inc., one of the largest certified public accounting firms in Northeast Ohio. From 1953 to 1992, he served as Secretary, Treasure and Director of Haines & Company, Inc. (and all subsidiary corporations). He has also served on numerous boards of banks, hospitals, businesses and the Junior Chamber of Commerce of Canton, Ohio. Jay is a current lifetime member of the Ohio Society of Certified Public Accountants and a former member of the American Institute of Certified Public Accountants. He is active in his church and in several social organizations in various bodies of the Masonic order in Canton, Massillon and Cleveland, Ohio.

     CAPTAIN BILL BOONE is currently a nautical consultant to Ruby, who advises and works with Admiralty in operations on the Pedro Bank and elsewhere, principally on matters of fleet deployment. For the past 12 years, he has served as the Captain of the Highlander, the famed 151-foot motor yacht owned by Forbes Magazine. Bill has captained the Highlander in the waters off the East and West coasts of the United States and the Great Lakes, and has taken her on voyages as far away as Russia. He is a North Carolina native and attended college at Elon College in Burlington, N.C. and at North Carolina State University in Raleigh, N.C.

     MARC WALLACE is President of Novations Strategic Alliances, which helps clients reduce enterprise-wide system costs and increase organizational training effectiveness through a single project approach or more complex company-wide strategic initiatives. Previously, Marc served as Group President of the Performance Solutions Group. Marc consults with corporate executives throughout the US and Great Britain, making frequent presentations to Fortune 500 companies covering a range of industries, including retail, health care, banking and finance, and telecommunications. He is also a certified motivation and performance trainer, and currently serves on several corporate and academic boards, including Belmont Hill School, Northeastern University and the Berkley School of Music. Marc also sits on the Board of Advisors for the National Black MBA Association and the Board of Advisors for First Community Bank in Boston. He earned his M.B.A. with a concentration in Finance at Central Michigan University, and his B.A. in Mathematics at Adams State College.

     MARC GERIENE is co-inventor of the Nova Ray(R) remotely operated vehicle
(ROV), anD President of Nova Ray, Inc. Since the founding of Nova Marine Exploration, Inc. ("Nova Marine") in January of 1992, Marc has served as Chairman and Director of Nova Marine, and as a Director and President of Nova Ray, Inc. which was founded in January 2003. Marc attended Morris County College in Morris County, New Jersey, graduating with an AA degree in Social Studies. He next attended Seton Hall University in South Orange, New Jersey with a study concentration in Chinese Culture and Language. He continued his studies of Chinese Culture and Language at the University of Washington. In 1978 Marc became a commercial diver with a company under the direction of John Doering, one of the original partners of the USS Central America group that eventually recovered the gold on the USS Central America. As President of Nova Ray, Inc., his duties have included pursuing acquisition of a significant portion of the existing ROV market while directing the Nova Ray(R) as the ROV of choice into the morE lucrative emerging markets. His forward thinking approach has resulted in the Nova Ray(R) being granted 7 patents and 1 trademark registration to date, with a remaining 4 patents allowed or pending.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Audit Committee consists of Jay L. Swallen, Chairman, William Boone, and Marc Wallace, all of whom are independent outside directors.

COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act during the most recent fiscal year except the following. Mr. Marc Geriene, who became a director in November, 2004, filed a late report on Form 3. Mr. Geriene does not own any shares of Ruby Mining Company directly but sits on the board and is an officer of Nova Marine Explorations, Inc. which owns shares in Ruby Mining Company.

ITEM 10.  EXECUTIVE COMPENSATION.

The following table sets for information regarding the executive compensation for the Company's CEO & President for the years ended December 31, 2004 and 2003, and for each other executive officer who had total annual salary and bonus in excess of $100,000 during such years.


                           SUMMARY COMPENSATION TABLE

Name and Principal Position                                    Annual Compensation
--------------------------------------------------------------------------------------
                                                             Year    Salary      Bonus

G. Howard Collingwood, Chairman and CEO*                     2004    $150,000     -0-
                                                             2003    $ 25,000     -0
Murray D. Bradley, JR.,  Dir., Sec./Treasurer and CFO**      2004    $138,000     -0-
                                                             2003    $ 92,000     -0-

     *The CEO's entire compensation for 2003 and 2004 was deferred. Mr. Collingwood was President & COO and began his employment with the company on November 1, 2003 for an annual salary of $150,000. On April 21, 2004 Mr. Collingwood became Chairman and CEO for an annual salary of $150,000.

     **The CFO worked part time during 2003 until November of 2003 and was due a total salary of $92,000 of which $34,500 was deferred in 2003 and in 2004 his salary was $138,000 of which $29,800 of was deferred. In 2004, the Board also granted Mr. Bradley 1,050,000 restricted five year warrants, exercisable after six months, for retention of his services.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT.

The following table sets forth, as of March 1, 2005, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, each officer and director individually and all officers and directors as a group.

                                                    Ownership and Percent Ownership
Name of Beneficial                                  -------------------------------
Owner and Title                                        Shares              Percent           Class
--------------------------------                       ------              -------           -----

*G. Howard Collingwood , CEO (1)                      5,431,916              9.82%           Common
 P. O. Box 550466
 Atlanta, GA 3035                                     5,711,916             10.32%           Fully Diluted

*Murray D. Bradley, Jr., CFO (2)                        814,000              1.47%           Common
 4893 Falling Leaf Court
 Douglasville, GA 30135                               2,064,000              3.73%           Fully Diluted

*Bill Boone                                             530,000              0.96%           Common
60 Fifth Avenue
New York, NY 10011
Walter Cytaki (3)                                     7,867,043             14.22%           Common
PO Box 18247
River Rouge, MI 48218

*Marc Geriene(4)                                      1,050,000               1.9%           Common
13600 NE 126th Place, Suite B
Kirkland, WA  98034-8720

James W. Larsen, Former CTO (5)                       3,271,520              5.91%           Common
 475 Oakleaf Trail
 Suwanee, GA 30174                                    5,671,520             10.25%           Fully Diluted

*Jay Swallen (6)                                      1,012,500              1.83%           Common
2349 Gulf Shore Blvd. N.
Naples, FL 34103

*Marc Wallace                                           215,000              0.39%           Common
611 Cliffgate Lane
Castle Rock, CA 80108

All directors and officers as a group                 9,083,416             16.41%           Common
(6 persons)
                                                     10,583,416             19.12%           Fully Diluted

     *Directors

(1) Includes 1,444,100 shares in his IRA account, and 692,500 owned beneficially in HGC Global and 40,000 shares held by Collingwood Assets Management Trust for which Mr. Collingwood is beneficial owner. Does not include 100,000 options exercisable at $1.00, and, 100,000and 80,000 options exercisable at $1.00 beneficially owned by HGC Global and Collingwood Asset Management Trust, respectively.



                                       23




(2) 208,000 are owned directly by Mr. Bradley and 606,000 are held by the Bradley-Johnson Family Fund, a partnership for which Mr. Bradley is Administrative Partner. Does not include 1,050,000 options exercisable into restricted shares at $0.25 each and 200,000 options exercisable into restricted shares at $1.00.

(3) Includes 7,488,043 shares in Walterwood, a partnership of which Mr. Cytaki is the owner, and 379,000 shares in a brokerage account.

(4) Includes 1,050,000 shares owned by Nova Marine Exploration, Inc. of which Marc Gerience is an officer and director.

(5) James W. Larsen was granted 2,400,000 options exercisable after six months into restricted shares at $0.25. Mr. Larsen is formerly a Chief Technology Officer and Director.

(6) 1,002,500 shares in J. L. Swallen Flint Trust and 10,000 in IRA of Barbara Swallen (wife).

ITEM 12. CERTAIN REALTIONSHIPS AND RELATED TRANSACTIONS

     At December 31, 2004 and 2003 amounts payable by the Company to Larsen Laboratories, a company owned entirely by James Larsen, a former executive officer (CTO) and director of the Company (and now a technology consultant to the Company), were $185,000 and $85,000, respectively. Payment was begun in 2003 and continued in early 2004 representing a total to Larsen Laboratories of $400,000 for production of the ATLISTM non-ferrous metal detection device to be used in the field. Additionally, a significant increased cost for the production of the ATLIS(TM) field units was encountered in 2004 and the company is attemptiNG to complete the construction of the ATLIS(TM) field units during the first and second quarteRS of 2005 as funds are available.

     Additionally, the CEO, Howard Collingwood, and Walter Cytacki, a 5% or greater shareholder, advanced funds on behalf of the company for the acquisition of the company's 100 foot research vessel, the R/V New World Legacy. As of December 31, 2004, two advances totaling $50,000 were outstanding to Mr. Cytacki; they bear interest at 6.75% and mature in 2005. The remaining advances were converted into loans, which were negotiated independently of any request by Messrs. Collingwood and Cytacki, which carry an interest rate of 6.75% and are amortized over a period of 7 (seven) years. These two individuals have also agreed by letter to an indefinite suspension of the monthly repayments until the Company is in financial position to resume payments. These loans are more fully described in the footnote to the financial statements contained herein.

     Paul Collingwood, son of Howard Collingwood, the Company's CEO and Chairman, provides consulting services to the Company as the Company's internet web master. These services are provided at a rate of $75.00 per hour worked and he is directed by the Company's CEO on an as needed basis.

     Marc Geriene, who became a Director of the Company in November 2004, is also a Director of Nova Marine Exploration, Inc. ("Nova Marine"). Nova Marine owns 100% of Nova Ray, Inc., of which Marc Geriene is President and his brother Krist Geriene is Vice President Technical Product and a co-founder. Both Messrs Marc and Krist Geriene are assisting the Company and Larsen Laboratories on various aspects of the ATLIS TM field unit construction. Howard Collingwood, CEO and Chairman of the Company, is also a director of Nova Marine, of which the Company owns a minority equity interest.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K

     (a)  Exhibits

Exhibit No.    Title of Exhibit                                            Sequential Page No.
-----------    ----------------                                            -------------------

    2.1        Plan and Agreement of Share Exchange dated
               as of March 2, 2001, by and among Admiralty
               Corporation, Ruby Mining Company, and U.S. Energy Corp..................    [2]

    2.2        First Amendment to Plan and Agreement of Share Exchange.................    [2]

    2.3        Second Amendment to Plan and Agreement of Share Exchange................    [2]

    2.4        Third Amendment to Plan and Agreement of Share Exchange.................    [2]

    2.5        Stock Purchase Agreement Between Ruby Mining Company
               and Nova Marine Exploration, Inc........................................     29

    3.1        Articles of Incorporation...............................................    [1]

    3.2        Amendment to Articles of Incorporation..................................    [1]

    3.3        By-Laws.................................................................    [1]

    4.1        Ruby Mining Company 2002 Stock Option Plan..............................    [3]

    4.2        Five Year warrant No. W061104-5 -
               Murray D. Bradley, Jr., CFO & Director..................................     39

    4.3        Five Year Warrant No. W061104-4 -
               James W. Larsen, Former CTO & Former Director...........................     56

    21.1       Subsidiaries of Registrant..............................................     73

    31.1       Certification of Chief Executive Officer Pursuant to
               Section 302 of the Sarbanes-Oxley Act of 2002...........................     74

    31.2       Certification of Chief Financial Officer Pursuant to
               Section 302 of the Sarbanes-Oxley Act of 2002...........................     75

    32.1       Certifications Pursuant to Section 906
               of the Sarbanes-Oxley act of 2002........................................... 76

    99.16      Report of Independent Registered Public Accounting Firm and Consolidated
               Financial Statements ...................................................     77

    [1] Incorporated by references from the like numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1991.

    [2] Incorporated by references from the like numbered exhibit to the Registrant's Report on Form 8-K filed June 11, 2001.

    [3] Incorporated by reference to the like numbered exhibit from the Registrant's registration statement on Form S-8 (SEC File No. 333-81712), filed January 30, 2002.

    (b)   Reports on Form 8-K.

          The Company filed 2 reports on Form 8-K during the quarter ended December 31, 2004. A report filed on October 26, 2004 reported the news release about the signing of an agreement for the Company to purchase 25% of Nova Marine Exploration, Inc. and a report filed November 1, 2004 announcing the appointment of Marc Geriene as a Director and an FD disclosure of an article on the Company's web site entitled "The Future".




ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the years ended December 31, 2004, the Company was billed the following fees by Cherry, Bekaert & Holland, L.L.P.:

                              2004             2003
                              ----             ----
        Audit fees (1)       $29,598         $28,757

        Tax fees (2)         $ 2,956         $  2,600

        Other (3)            $ 6,091         $  2,433

     (1) Includes amounts invoiced and expected to be invoiced for the audit of the 2004 and 2003 consolidated financial statements, reviews of the 2004 and 2003 quarterly SEC filings on Form 10QSB, and review of the 2003 and 2002 annual Form 10-KSB.
     (2) Amount invoiced for the preparation of the Company's 2004 and 2003 consolidated federal and state income tax returns.
     (3) Assistance with research on accounting matters, and review of evaluation done in 2004.

All significant services to the company by the Company's independent accounting firm are pre-approved by the Audit Committee. The audit and tax fees for each of the years presented above were authorized by the Audit Committee.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   RUBY MINING COMPANY


                                    /s/ G. Howard Collingwood
                                   ---------------------------------------------
                                   G. Howard Collingwood, Chairman and CEO


Pursuant to the requirements of the Securities Act of 1934, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

NAME                                          TITLE               DATE

/s/ G. Howard Collingwood
-----------------------------
G. Howard Collingwood               Chairman, CEO and Director    August 9, 2005


/s/ Murray D. Bradley, Jr.
-----------------------------
Murray D. Bradley, Jr.                Senior Vice President,      August 9, 2005
                                     Secretary and Treasurer

/s/ William Boone
-----------------------------
William Boone                                Director             August 9, 2005



/s/ Jay L. Swallen
-----------------------------                Director             August 9, 2005
Jay L. Swallen


/s/ Marc Geriene
-----------------------------
Marc Geriene                                 Director             August 9, 2005


/s/ Marc Wallace
-----------------------------
Marc Wallace                                 Director             August 9, 2005

Ruby Mining Company
Atlanta, Georgia

We have audited the accompanying consolidated balance sheets of Ruby Mining Company and subsidiaries (A Development Stage Enterprise) as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years then ended, and the inception period from April 15, 1988 to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ruby Mining Company and subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the inception period from April 15, 1988 to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will require substantial additional funds to sustain research and development and commence and continue operating activities until such time as the Company can generate positive cash flows from operations. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans to raise additional funds and begin operations are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/S/ CHERRY, BEKAERT & HOLLAND, L.L.P.


Atlanta, Georgia
March 31, 2005

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2004 and 2003

                                     Assets
                                                                    2004              2003
                                                                -------------    -------------
Current Assets
   Cash in bank                                                 $    268,996      $    352,037
   Expense and employee receivables                                  261,488           173,976
   Other current assets                                              106,157            11,368
                                                                ------------      ------------


           TOTAL CURRENT ASSETS                                      636,641           537,381

Furniture, fixtures, computer equipment and leasehold
  improvements, less accumulated depreciation of
  $137,010 and $136,774, respectively                                    522               758
New World Legacy-vessel, less accumulated
  depreciation of $37,901 and $0, respectively                       760,019              --
Investment                                                           315,000              --
Other assets                                                          38,014            47,714
                                                                ------------      ------------


           TOTAL ASSETS                                         $  1,750,196      $    585,853
                                                                ============      ============

                      Liabilities and Stockholders' Deficit
LIABILITIES
Current liabilities
   Accounts payable                                             $    370,905      $    640,326
     Accrued compensation and consulting fees                        431,800           202,000
   Short-term advances                                               369,758           212,200
                                                                ------------      ------------

           TOTAL CURRENT LIABILITIES                               1,172,463         1,054,526

Nonconvertible debentures, net of unamortized discount
 of $1,051,301 and $1,442,807, respectively                        3,948,699         3,557,193
Interest payable                                                   2,948,687         2,513,441
                                                                ------------      ------------

           TOTAL LIABILITIES                                       8,069,849         7,125,160
                                                                ------------      ------------

Stockholders' Deficit
   Common stock; $.001 par value, 100,000,000 shares
      authorized; 55,340,890 and 45,966,144 shares
      issued and outstanding at December 31, 2004
      and 2003, respectively                                          55,341            45,966
   Additional paid-in capital                                     11,356,312         8,223,032
     Subscribed shares                                                75,250           274,975
     Receivable for exercised options                                   --            (237,175)
   Development stage deficit                                     (17,806,556)      (14,846,105)
                                                                ------------      ------------

        Total stockholders' deficit                               (6,319,653)       (6,539,307)
                                                                ------------      ------------

        Total liabilities and stockholders' deficit             $  1,750,196      $    585,853
                                                                ============      ============


The accompanying notes are an integral part of these financial statements.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
       Since inception and for the years ended December 31, 2004, and 2003


                                              INCEPTION TO
                                                  2004             2004            2003
                                              ------------      -----------     -----------

Revenues                                      $    199,927      $      --        $    --
                                              ------------      -----------      ----------

Operating expenses
   Compensation and employee benefits            3,401,525          379,675          205,969
     Forgiveness of salaries                      (663,625)            --           (663,625)
   Research and development                      1,840,423          250,000          150,000
   General and administrative                    3,985,626          332,523          400,830
   Depreciation and amortization                   187,775           38,138           11,204
   Professional fees                             4,143,893          754,713          276,287
   Exploration expense                             434,674          434,674             --
                                              ------------      -----------      -----------
Total expenses                                  13,330,291        2,189,723          380,665
                                              ------------      -----------      -----------

        Operating loss                         (13,130,364)      (2,189,723)        (380,665)

   Other income (expenses)                         748,895          127,682          114,658
   Interest expense                             (5,425,087)        (898,410)        (864,850)
                                              ------------      -----------      -----------

        Net (loss)                            $(17,806,556)     $(2,960,451)     $(1,130,857)
                                              ============      ===========      ===========

        (Loss) per basic and dultued shares                     $     (0.06)     $     (0.04)
                                                                ===========      ============
























The accompanying notes are an integral part of these financial statements.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   CONSOLIDATED STATEMENTS OF CASH FLOWS Since inception and for the years ended December 31, 2004 and 2003

                                                    INCEPTION TO
                                                         2004               2004            2003
                                                     -------------     -------------    ------------
Operating activities
   Net loss                                          $(17,806,556)     $ (2,960,451)    $ (1,130,857)
   Adjustments to reconcile net loss
     to net cash used in operating
     activities:
       Depreciation and amortization                      186,557            38,138          11,204
       Discount Amortization                            2,044,557           391,506         324,028
       Stock issued for professional services           1,108,960           230,000            --
      Increase in accounts payable                      1,158,221            67,438         204,812
      Increase in interest payable                      2,971,556           455,897         444,691
      Increase in expense receivable                       23,038           (40,069)        (71,711)
      Other, net                                          290,893           248,521         438,538
                                                     ------------      ------------     -----------

      NET CASH USED IN OPERATING ACTIVITIES           (10,022,774)       (1,569,020)       (656,371)
                                                     ------------      ------------     -----------

Investing activities
   Advances under expense receivable                     (148,478)           (4,443)         (4,174)
   Investment in stock                                    (20,000)          (20,000)           --
   Purchases of furniture, fixtures and computer
      Equipment                                          (597,098)         (447,921)           --
                                                     ------------      ------------     -----------

      NET CASH USED IN INVESTING ACTIVITIES              (765,576)         (472,364)         (4,174)
                                                     ------------      ------------     -----------

Financing activities
   Issuance of common stock and warrants                8,233,396         1,805,710         615,701
   Short-term advances                                    844,558           352,358         210,300
   Stock subscription                                      75,250          (199,725)        184,975
   Issuance of non-convertible debentures               1,904,142              --              --
                                                     ------------      ------------     -----------

      NET CASH PROVIDED BY FINANCING ACTIVITIES        11,057,346         1,958,343       1,010,976
                                                     ------------      ------------     -----------

NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                            268,996           (83,041)        350,431

CASH AND CASH EQUIVALENTS AT THE BEGINNING
   OF PERIOD                                                 --             352,037           1,606
                                                     ------------      ------------     -----------

CASH AND CASH EQUIVALENTS AT THE END OF PERIOD       $    268,996      $    268,996      $   352,037
                                                     ============      ============      ===========






The accompanying notes are an integral part of these financial statements.

                                                RUBY MINING COMPANY AND SUBSIDIARY
                                                 (A DEVELOPMENT STAGE ENTERPRISE)
                                    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                              Since Inception and for the years ended December 31, 1988 through 2004


                                    COMMON STOCK      PAID-IN  TREASURY       NOTE       SUBSCRIBED    DEVELOPMENT        TOTAL
                                                     CAPITAL    STOCK      RECEIVABLE      STOCK      STAGE DEFICIT    STOCKHOLDERS'
                                                                              FROM                                       DEFICIT
                                                                          STOCKHOLDERS
                                   Shares   Amount
                                   -------  ------  --------   --------   ------------   ----------   -------------    ------------

Balance as of April 15, 1988         --     $ --    $  --      $   --      $    --       $   --       $       --       $      --

   Issuance of common stock        68,500     685     34,315       --           --           --               --             35,000
   Net loss                          --       --       --          --           --           --             (49,132)        (49,132)
                                   ------   -----   -------    --------    -----------   ----------   -------------    ------------

Balance as of December 31, 1988    68,500     685     34,315       --           --           --             (49,132)        (14,132)

   Stock repurchase                (2,000)     --       --      (15,000)        --           --               --            (15,000)
   Net loss                          --        --       --         --           --           --             (55,407)        (55,407)
                                   ------   -----   -------    --------    -----------   ----------   -------------    ------------

Balance as of December 31, 1989    66,500     685     34,315    (15,000)        --           --            (104,539)        (84,539)

   Issuance of common stock         5,000      50     59,950       --           --           --               --             60,000
   Net loss                          --       --       --          --           --           --            (109,666)       (109,666)
                                   ------   -----   -------    --------    -----------   ----------   -------------    ------------

Balance as of December 31, 1990    71,500     735     94,265    (15,000)        --           --            (214,205)       (134,205)

   Issuance of common stock         1,750      18     37,482       --           --           --               --             37,500
   Net loss                          --       --       --          --           --           --             (72,385)        (72,385)
                                   ------   -----   --------   --------    -----------   ----------   -------------    ------------

Balance as of December 31, 1991    73,250   $ 753   $131,747   $(15,000)   $    --       $   --       $    (286,590)   $   (169,090)

                                    RUBY MINING COMPANY AND SUBSIDIARY
                                     (A DEVELOPMENT STAGE ENTERPRISE)
                 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED)
                 Since Inception and for the years ended December 31, 1988 through 2004


                                   COMMON STOCK       PAID-IN     TREASURY       NOTE       SUBSCRIBED    DEVELOPMENT     TOTAL
                                                      CAPITAL      STOCK      RECEIVABLE      STOCK     STAGE DEFICIT  STOCKHOLDERS'
                                                                                FROM                                      DEFICIT
                                                                             STOCKHOLDERS
                                  Shares   Amount
                                  -------  ------    ---------   ---------    ---------    -----------   -------------    ----------

Balance as of December 31, 1991    73,250  $   753   $  131,747  $ ($5,000)   $    --      $      --     $   (286,590)    $(169,090)

   Issuance of common stock       538,950    5,390      138,585       --            --            --              --        143,975
   Net loss                          --       --           --         --            --            --          (93,747)      (93,747)
                                  -------  -------   ----------  ---------    ---------    -----------   ------------     ---------

Balance as of December 31, 1992   612,200    6,143      270,332    (15,000)         --            --         (380,337)      (18,862)

   Issuance of common stock        15,946      159      155,855       --            --            --              --        156,014
   Stock repurchase                  (500)    --           --       (5,000)         --            --              --         (5,000)
   Stock record adjustments            30      (25)      15,971       --            --            --              --         15,946
   Adjusted loss - Expense R&D       --       --           --         --            --            --         (380,641)     (380,641)
   Net loss                          --       --           --         --            --            --         (100,369)     (100,369)
                                  -------  -------   ----------  ---------    ---------    -----------   ------------     ---------

Balance as of December 31, 1993   627,676    6,277      442,158    (20,000)         --            --         (861,347)     (432,912)

   Issuance of common stock        11,869      119      262,261       --            --            --             --         262,380
   Net loss                          --       --           --         --            --            --         (265,260)     (265,260)
                                  -------  -------   ----------  ---------    ---------    -----------   ------------     ---------

Balance as of December 31, 1994   639,545    6,396      704,419    (20,000)         --            --       (1,126,607)     (435,792)

   Issuance of common stock       105,155    1,051      371,299       --            --            --             --         372,350
   Net loss                          --       --           --         --            --            --         (404,316)     (404,316)
                                  -------  -------   ----------  ---------    ---------    -----------   ------------     ---------

Balance as of December 31, 1995   744,700  $ 7,447    1,075,718    (20,000)         --            --       (1,530,923)     (467,758)

   Issuance of common stock        36,660      367      619,902       --            --            --             --         620,269
   Stock repurchase                (7,500)     (75)          75       --            --            --         (250,000)
   Net loss                          --       --           --         --            --            --         (742,022)     (742,022)
                                  -------  -------   ----------  ---------    ---------    -----------   ------------     ---------

Balance as of December 31, 1996   773,860  $  7,739  $1,695,695  $(270,000)   $    --      $      --     $ (2,272,945)    $(839,511)

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED) Since Inception and for the years ended December 31, 1988 through 2004

                                         COMMON STOCK         PAID-IN       TREASURY
                                                              CAPITAL         STOCK


                                      Shares      Amount
                                    ----------  ----------   ----------     ----------

Balance as of December 31, 1996        773,860   $   7,739   $1,695,695     $(270,000)

   Issuance of common stock             47,324        473     1,357,827        -
   Stock split- 20 for 1, 5-25-97   15,648,396    156,484      (156,484)       -
   Stock repurchase                       (500)        (5)            5       (10,000)
   Net loss                             -           -             -            -
                                    ----------    --------   ----------     ----------

Balance as of December 31, 1997     16,469,080    164,691     2,897,043      (280,000)

   Issuance of common stock           501,772       5,018     1,424,284        -
   Loan to stockholder                  -           -             -            -
   Net loss                             -           -             -            -
   Gain from forgiveness of debt        -           -             -            -
                                    ----------    --------   ----------     ----------

Balance as of December 31, 1998     16,970,852    169,709     4,321,327      (280,000)

   Issuance of common stock           310,428       3,104       542,397        -
   Capital adjustment                   -           -           (67,941)       -
   Net loss                             -           -             -            -
                                    ----------    --------   ----------     ----------

Balance as of December 31, 1999     17,281,280   172,813      4,795,783      (280,000)

   Issuance of common stock            329,035     3,290        414,064        -
   Net loss                             -          -              -            -
                                    ----------   --------    ----------     ----------

Balance as of December 31, 2000     17,610,315   $176,103    $5,209,847     $(280,000)



                                        NOTE        SUBSCRIBED    DEVELOPMENT      TOTAL
                                      RECEIVABLE      STOCK      STAGE DEFICIT  STOCKHOLDERS'
                                         FROM                                      DEFICIT
                                     STOCKHOLDERS

                                       ---------    -----------  -------------  ------------

Balance as of December 31, 1996        $   -        $     -      $(2,272,945)   $  (839,511)

   Issuance of common stock                -              -             -         1,358,300
   Stock split- 20 for 1, 5-25-97          -              -             -              -
   Stock repurchase                        -              -             -           (10,000)
   Net loss                                -              -       (2,722,282)    (2,722,282)
                                       ----------   ----------   -----------    -----------

Balance as of December 31, 1997            -              -       (4,995,227)    (2,213,493)

   Issuance of common stock                -              -             -         1,429,302
   Loan to stockholder                     -              -             -              -
   Net loss                                -              -       (2,257,981)    (2,257,981)
   Gain from forgiveness of debt           -              -          450,526        450,526
                                       ----------   ----------   -----------    -----------

Balance as of December 31, 1998            -              -       (6,802,682)    (2,591,646)

   Issuance of common stock                -              -             -           545,501
   Capital adjustment                      -              -             -           (67,941)
   Net loss                                -              -       (1,560,377)    (1,560,377)
                                       ----------   ----------   -----------    -----------

Balance as of December 31, 1999            -              -       (8,363,059)    (3,674,463)

   Issuance of common stock                -              -             -           417,354
   Net loss                                -              -       (1,300,940)    (1,300,940)
                                       ----------   ----------   -----------    -----------

Balance as of December 31, 2000        $   -        $     -      $(9,663,999)   $(4,558,049)

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED) Since Inception and for the years ended December 31, 1988 through 2004

                                        COMMON STOCK         PAID-IN     TREASURY
                                                             CAPITAL      STOCK
                                    Shares       Amount
                                    -------      ------     ---------    ---------

Balance as of December 31, 2000     17,610,315  $ 176,103   $5,209,847   $(280,000)

  Stock effect of reverse merger     2,230,000      2,230       33,270        -
  Retirement of treasury stock            -          -        (280,000)    280,000
  Issuance of common stock           2,225,933      2,226      860,672        -
  Issuance of warrants                    -          -          88,688        -
  Capital effect of reverse               -      (158,493)     158,493        -
  merger
  Adj. Development state                  -          -            -           -
  deficit
  Net loss                                -          -            -           -
                                    ----------  ---------   -----------  ---------

Balance as of December 31, 2001     22,066,248     22,066    6,070,970        -

  Issuance of common stock           7,700,000      7,700      856,833        -
  Subscribed stock                        -          -            -           -
  Issuance of warrants                    -          -          61,036        -
  Stock record adjustment               53,921         54         -           -
  Notes receivable for                    -          -            -           -
  exercised options
  Net loss                                -          -            -           -
                                    ----------  ---------  -----------   ---------

Balance as of December 31, 2002     29,820,169     29,820    6,988,839        -

  Issuance of common stock          16,145,975     16,146    1,234,193        -
  Subscribed stock                        -          -            -           -
  Notes receivable for                    -          -            -           -
  exercised options
  Net loss                                -          -            -           -
                                    ----------  ---------   ----------   ---------

Balance as of December 31, 2003     45,966,144  $  45,966   $8,223,032   $    -

                                         NOTE       SUBSCRIBED      DEVELOPMENT        TOTAL
                                      RECEIVABLE      STOCK       STAGE DEFICIT    STOCKHOLDERS'
                                        FROM                                          DEFICIT
                                     STOCKHOLDERS

                                       ---------    ---------     ------------     -----------

Balance as of December 31, 2000       $    -        $     -       $ (9,663,999)    $(4,558,049)

  Stock effect of reverse merger           -              -              -              35,500
  Retirement of treasury stock             -              -              -                -
  Issuance of common stock                 -              -              -             862,898
  Issuance of warrants                     -              -              -              88,688
  Capital effect of reverse                -              -              -                -
  merger
  Adj. Development state                   -              -            (9,567)          (9,567)
  deficit
  Net loss                                 -              -         (2,172,985)     (2,172,985)
                                      ---------     ---------     ------------     -----------

Balance as of December 31, 2001            -              -        (11,846,551)     (5,753,515

  Issuance of common stock                 -              -            -               864,533
  Subscribed stock                         -           90,000          -                90,000
  Issuance of warrants                     -              -            -                61,036
  Stock record adjustment                  -              -            -                    54
  Notes receivable for                 (302,896)          -            -              (302,896)
  exercised options
  Net loss                                 -              -         (1,868,697)     (1,868,697)
                                      ---------     ---------     ------------     -----------

Balance as of December 31, 2002        (302,896)       90,000      (13,715,248)     (6,909,485)

  Issuance of common stock                 -          (90,000)         -             1,160,339
  Subscribed stock                         -          274,975          -               274,975
  Notes receivable for                   65,721        -               -                65,721
  exercised options
  Net loss                                 -           -            (1,130,857)     (1,130,857)
                                      ---------     ---------     ------------     -----------

Balance as of December 31, 2003       $(237,175)    $ 274,975     $(14,846,105)    $(6,539,307)

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED) Since Inception and for the years ended December 31, 1988 through 2004

                                               COMMON STOCK          PAID-IN      TREASURY
                                                                     CAPITAL       STOCK
                                             Shares       Amount
                                           ----------   ---------   -----------   ---------
Balance as of December 31, 2003            45,966,144   $  45,966   $ 8,223,032   $  -

    Issuance of common stock                9,374,746       9,375     2,713,280      -

    Subscribed stock                           -            -            -           -

    Issuance of warrants                       -            -           420,000      -

    Notes receivable for exercised options     -            -            -           -

    Net loss                                   -            -            -           -
                                           ----------   ---------   -----------   ---------

Balance as of December 31, 2004            55,340,890   $  55,341   $11,356,312   $   -
                                           ==========   =========   ===========   =========



                                           TREASURY        NOTE         SUBSCRIBED     DEVELOPMENT           TOTAL
                                            STOCK       RECEIVABLE         STOCK       STAGE DEFICIT     STOCKHOLDERS'
                                                          FROM                                               DEFICIT
                                                       STOCKHOLDERS'
                                           ---------   -------------    ------------    --------------    --------------
Balance as of December 31, 2003            $  -        $    (237,175)   $    274,975    $  (14,846,105)   $  (6,539,307)

    Issuance of common stock                  -                -            (274,975)           -             2,447,680

    Subscribed stock                          -                -               5,250            -                 5,250

    Issuance of warrants                      -                -              70,000            -               490,000

    Notes receivable for exercised options    -              237,175          -                  -              237,175

    Net loss                                  -                -          (2,960,451)       (2,960,451)
                                           ---------   -------------    ------------    --------------    -------------

Balance as of December 31, 2004            $   -       $       -        $     75,250    $  (17,806,556    $  (6,319,653)
                                           =========   =============    ============    ==============    =============



Note A - See Schedule of
Stock Issuances below

            NOTE A - Schedule of Stock
                     Issuances

                                               RUBY MINING COMPANY AND SUBSIDARY
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                  SCHEDULE OF STOCK ISSUANCES
                             Since Inception and for the years ended December 31, 1988 through 2004

                       DATE                  YEAR     # OF SHARES               CONSIDERATION RECEIVED
           ---------------------------------------------------------------------------------------------------------------------
BALANCE AS OF APRIL 15, 1988                      0

                                    Year 1988     68,500      Private placement, average issue price $0.51

BALANCE AS OF DECEMBER 31, 1988                   68,500

                                    Year 1989     (2,000)    Shares repurchased at issue price, $7.50 per share

BALANCE AS OF DECEMBER 31, 1989                   66,500

                                    Year 1990     5,000      Private placement, average issue price $12 per share

BALANCE AS OF DECEMBER 31, 1990                   71,500

                                    Year 1991     1,750      Private placement, average issue price $21.429 per share

BALANCE AS OF DECEMBER 31, 1991                   73,250

                                    Year 1992     538,950    Rights offering exercised $0.15, average issue price for 1992 $0.27

BALANCE AS OF DECEMBER 31, 1992                   612,200

                                    Year 1993     15,946     Private placement, average issue price $10.78 per share
                                    Year 1993     (500)      Shares repurchased at issue price
                                    Year 1993     30         Stock record adjustments

BALANCE AS OF DECEMBER 31, 1993                   627,676

                                    Year 1994     11,869     Private placement, average issue price $22.11 per share

BALANCE AS OF DECEMBER 31, 1994                   639,545

                                            RUBY MINING COMPANY AND SUBSIDARY
                                            (A DEVELOPMENT STAGE ENTERPRISE)
                                         SCHEDULE OF STOCK ISSUANCES - CONTINUED
                         Since Inception and for the years ended December 31, 1988 through 2004

            DATE                 YEAR         # OF SHARES                       CONSIDERATION RECEIVED
--------------------------------------------------------------------------------------------------------------------------------
BALANCE AS OF DECEMBER 31, 1994                      639,545

                                    Year 1995        105,155        Private placement, average issue price $3.54 per share

BALANCE AS OF DECEMBER 31, 1995                      744,700

                                    Year 1996        36,660         Private placement, average issue price $16.92 per share
                                    Year 1996        (7,500)        Stock repurchase from an officer, price of $33.33 per share

BALANCE AS OF DECEMBER 31, 1996                      773,860

                                    May 25, 1997     15,648,396     Stock split declared 20 for 1 in form of 19 shares
                                                                 for 1 dividend, non-cash
                                    Year 1997        47,324         Private placement, average issue price $28.70 per share
                                    Year 1997        (500)          Stock repurchased from shareholder

BALANCE AS OF DECEMBER 31, 1997                      16,469,080

                                    Year 1998        501,772        Private placement, average issue price $2.85 per share

BALANCE AS OF DECEMBER 31, 1998                      16,970,852

                                    Year 1999        310,428        Private placement, average issue price $1.76 per share

BALANCE AS OF DECEMBER 31, 1999                      17,281,280

                                    Year 2000        329,035        Private placement, average issue price $1.27 per share

BALANCE AS OF DECEMBER 31, 2000                      17,610,315

                                            RUBY MINING COMPANY AND SUBSIDARY
                                            (A DEVELOPMENT STAGE ENTERPRISE)
                                         SCHEDULE OF STOCK ISSUANCES - CONTINUED
                           Since Inception and for the years ended December 31, 1988 thru 2004


            DATE                  YEAR                 # OF SHARES                      CONSIDERATION RECEIVED
----------------------------------------------------------------------------------------------------------------------------------
BALANCE AS OF DECEMBER 31, 2000                        17,610,315

                                  May 25, 2001         2,230,000     Note 1 - Beginning balance effects of merger
                                  Various              360,500       Cash of $1 and $1.50 per share totaling $363,750
                                  March 9, 2001        90,360        Non-cash, conversion of notes payable, equivalent to $.50/share
                                  May 25, 2001         15,073        Non-cash, stock for invoice payment equivalent to $1.00/Share
                                  August 21, 2001      445,000       Non-cash, payment of consulting fees, equivalent to $.245/Share
                                  September 20, 2001   1,165,000     Non-cash, payment of consulting fees, equivalent to $.245/Share
                                  November 20, 2001    150,000       Non-cash, payment of consulting fees, equivalent to $.20/Share

BALANCE AS OF DECEMBER 31, 2001                        22,066,248

                                  Various              4,500,000     Options exercised for cash and notes $.10 to $.36 per share
                                  January 23, 2002     750,000       Non-cash, payment of consulting fees, $.36 per share
                                  June 18, 2002        1,000,000     Non-cash, payment of consulting fees, $.09 per share
                                  September 4, 2002    1,450,000     Non-cash, payment of consulting fees, $.07 per share
                                  December 31, 2002    53,921        Stock record adjustment

BALANCE AS OF DECEMBER 31, 2002                        29,820,169

                                             RUBY MINING COMPANY AND SUBSIDARY
                                             (A DEVELOPMENT STAGE ENTERPRISE)
                                          SCHEDULE OF STOCK ISSUANCES -CONTINUED
                            Since Inception and for the years ended December 31, 1988 thru 2004

            DATE                    YEAR               # OF SHARES                      CONSIDERATION RECEIVED
--------------------------------------------------------------------------------------------------------------------------
BALANCE AS OF DECEMBER 31, 2002                         29,820,169

                                   Various              1,400,000       Private Placement, Stock issued at $.25 per share
                                   Various              504,708         Non-cash, conversion of debt, equivalent to $.05/share
                                   Various              558,592         Non-cash, conversion of debt, equivalent to $.25/Share
                                   February 26, 2003    600,000         Restricted Stock issued at $0.25 per share
                                   October 2, 2003      1,821,250       Private Placement, Stock issued at $.08 per share
                                   November 18, 2003    1,599,469       Non-cash conversion of debt, equivalent to $0.0325 per share
                                   November 20, 2003    300,000         Restricted Stock issued at $0.03 per share
                                   November 20, 2003    375,000         Restricted Stock issued at $0.04 per share
                                   November 21, 2003    200,000         Non-cash, conversion of debt, equivalent to $.123/share
                                   December 2, 2003     2,173,913       Non-cash, conversion of debt, equivalent to $.023/share
                                   December 2, 2003     3,913,043       Non-cash, conversion of debt, equivalent to $.025/share

BALANCE AS OF DECEMBER 31, 2003                         45,966,144


                                   Various              3,590,000      Private Placement, Stock issued at $.25 per share
                                   Various              722,858        Private Placement, Stock issued at $.70 per share
                                   Various              1,843,188      Non-cash conversion of debt, equivalent to $0.25 per share
                                   February 25, 2004    91,111         Non-cash conversion of debt, equivalent to $0.05 per share
                                   March 23, 2004       319,732        Non-cash conversion of debt, equivalent to $0.02626 per share
                                   April 2, 2004        150,000        Restricted Stock, Option exercise $0.09 per share
                                   April 2, 2004        150,000        Restricted Stock, Option exercise $0.18 per share
                                   July 16, 2004        500,000        S-8 Stock Issued on warrant exercise $0.12 per share
                                   July 18, 2004        150,000        Restricted Stock, warrant exercise $0.10 per share
                                   August 18, 2004      150,000        Restricted Stock, warrant exercise $0.20 per share
                                   September 7, 2004    500,000        Non-cash, Restricted Stock issued for goods & services
                                                                       $.46 per share
                                   December 31, 2004    157,857        Non-cash, Restricted Stock issued for goods & services
                                                                       $.70 per share
                                   December 22, 2004    1,050,000      Restricted Stock, Non-cash investment,
                                                                       Nova Marine Exploration $0.30

BALANCE AS OF DECEMBER 31, 2004                         55,340,890

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          Notes to Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         Ruby Mining Company (the "Company"), and it's wholly owned subsidiaries, Admiralty Corporation, and Admiralty Marine Operations, Ltd., are a development stage enterprise. The Company's primary offices are located in Atlanta, Georgia. During the second quarter of 2001, the Company reorganized by entering into a stock purchase agreement with Admiralty Corporation whereby the Company issued shares of its common stock in exchange for all of the outstanding common stock of Admiralty Corporation. The reorganization was accounted for as a recapitalization of Admiralty because the shareholders of Admiralty controlled the Company immediately after the acquisition. Accordingly, there was no adjustment to the carrying value of the assets or liabilities of Admiralty resulting from the recapitalization. Admiralty is now a wholly owned subsidiary of the Company. The Company is the acquiring entity for legal purposes and Admiralty is the surviving entity for accounting purposes. The primary business of Admiralty is now that of the Company.

         Admiralty Corporation was incorporated in the State of Georgia in 1988. Since inception, Admiralty has undertaken to fund and conduct research to develop a remote sensing nonferrous metal detection device referred to by Admiralty as ATLIS(TM). Upon completion of research, development and testing, the Company intends to use the device to locate, identify, and quantify gold and silver bullion, coins, and artifacts located on and beneath the ocean floor. The Company believes that much of these artifacts are located in waters governed by foreign countries. Accordingly, the Company is developing relationships with these countries to permit the Company to seek historical shipwreck sites in these waters.

         During the quarter ending March 31, 2004, the Company organized Admiralty Marine Operations, Ltd., as a wholly owned subsidiary. Admiralty Marine Operations, Ltd., through capitalization from the Company, acquired the New World Legacy, a research vessel, for cash consideration of $447,921, and for equity instruments of the Company valued at $350,000.

         The Company is a development stage enterprise and is primarily funding and conducting research to develop ATLIS(TM). As of the Company's current year-end, the Company does not have sufficient funds to complete development of the ATLIS(TM) technology, fund administrative expenses and conduct initial explorations, which may result in revenues. Management believes that sufficient capital to continue research, development and operating activities can be obtained through private and public placements of equity and debt securities. Management recognizes that additional capital will be needed to continue research, development and operations and is working with various financial advisors to facilitate private placements and a public offering of the Company's common stock. In addition, the Company is considering opportunities for partnering or forming alliances with other exploration companies. The success of the Company is dependent upon management's ability to implement this plan.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

         NATURE OF BUSINESS -CONTINUED

         During 2002, the Company jointly formed a limited liability company ("the LLC") with another exploration company, in which the companies would jointly pursue certain identified exploration opportunities. As part of the operating agreement of the LLC, the Company would receive an initial license fee of $1.0 million for use of the ATLIS(TM) technology by the LLC. As of December 31, 2002, the Company has received approximately $200,000 of this license fee. Management of the Company determined in 2002 that due to the uncertainty surrounding the performance of the other company under the operating agreement, the remaining receivable for the license fee is not collectible and had reduced this receivable, and the related revenue deferral, to zero. On November 10, 2003, the Company announced a nullification, cancellation, and discontinuation of International Recovery Group, LLC (IRG) (the "LLC").

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         METHOD OF ACCOUNTING

         The accompanying financial statements include the accounts of Ruby Mining Company, Admiralty Corporation, and Admiralty Marine Operations, Ltd., and have been prepared on the accrual basis of accounting. Under the accrual method, revenues are recognized when earned and expenses are recognized when the related goods or services are received. Significant intercompany accounts are eliminated in consolidation.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, and such differences may be material to the financial statements.

         CASH IN BANK

         Cash in bank consists of demand deposits and cash equivalents. The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

                                 RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         FURNITURE, FIXTURES AND COMPUTER EQUIPMENT

         Furniture, fixtures, and computer equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term

         INCOME TAXES

         The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standard No. 109. Under the asset and liability approach deferred tax assets and liabilities are recognized for the future tax benefit and expense which is expected to arise from differences between asset and liability amounts reported for financial statement and tax purposes. Tax assets may also be recognized for net operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         RESEARCH AND DEVELOPMENT

         The Company's research and development expenses represent payments and amounts due to Larsen Laboratory for development of the ATLIS(TM) nonferrous metal detection device. Larsen Laboratory (a related party) is solely owned by a stockholder and former director of the Company. At December 31, 2004 and 2003, amounts payable to Larsen Laboratory for these services were $85,000 and $185,000, respectively. The company paid to Larson Laboratories $350,000 and $50,000 in 2004 and 2003, respectively, for production of the ATLIS(TM) field unit.

         The Company expenses research and development costs, including the cost of materials used in pre-operating prototypes, when incurred.

         FINANCIAL INSTRUMENTS

         Financial instruments include cash in bank, accounts payable, accrued compensation and consulting fees, non-convertible debentures and interest payable. These amounts are recorded at historical cost basis, which approximates fair value. Cash balances in financial institutions periodically exceed insured amounts. These balances are held by national financial institutions and management believes any credit risk of loss related to these amounts is remote.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation utilizing the intrinsic value method. See Note 4 for additional information regarding the Company's stock based compensation. Presented below is certain financial information of the Company with comparative proforma information determined as if the Company had accounted for the stock-based compensation utilizing the fair-value method.

                                                               2004                2003
                                                               ----                ----
          Net Loss as reported                            $ (2,960,451)     $ (1,130,857)
          Basic and diluted loss per share
            as reported                                   $      (0.06)     $      (0.04)
          Stock-based employee compensation
            cost included in net loss as reported         $      --         $      --
          Stock based employee compensation
            cost based on fair-value method               $      --         $      --
          Proforma net loss including stock-based
            compensation cost based on fair-value
            method                                        $ (2,960,451)     $ (1,130,857)
          Proforma basic and diluted loss per
          share including stock-based compensation
          cost based on fair-value method                 $      (0.06)     $      (0.04)

NEW ACCOUNTING PRONOUNCEMENTS
In December 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure", which provides alternative methods of transition for entities that voluntarily change to the fair value based method of accounting for stock-based employee compensation. The provisions of SFAS No. 148 as adopted by the Company did not have a significant impact on the Company's financial reporting or operations.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement amended and clarified financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The Statement is effective for contracts entered into after June 30, 2003. The adoption of this Statement did not have a material effect on the Company's financial reporting or operations.

FASB Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity", was issued in May 2003 and establishes standards for how to classify and measure certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of the provision of this statement did not have a material impact on the consolidated financial statements of the Company.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   Notes to Financial Statements -- continued
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

NEW ACCOUNTING PRONOUNCEMENTS-CONTINUED
FASB Interpretation No. 4, " Consolidation of Variable Interest Entities an interpretation of ARB No. 51, as amended by FASB Interpretation No. 46R" was issued in January 2003 and addresses consolidation by business enterprises of variable interest entities. The Company does not have variable interest entities as defined by this Interpretation and therefore, the adoption of the provisions of this FASB Interpretation did not have a material impact on the consolidated financial statements of the Company.

FASB Statement No. 123(R) "Share-Based Payment", was issued in December 2004 and requires compensation costs related to share-based payment transactions be recognized in the financial statements. This pronouncement is effective as of the first interim or annual reporting period after June 15, 2005. The Company is currently evaluating the requirements of SFAS No. 123(R), but expects that the adoption of the Pronouncement will not have a material impact on the Company's consolidated financial position and consolidated results of operations.

FASB Statement No. 153, "Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29", was issued in December 2004 and provides additional guidance on the accounting for nonmonetary exchanges of assets. The provisions of this SFAS are effective for nonmonetary asset exchanges occurring in fiscal periods ending after June 15, 2005. The Company will adopt this SFAS effective January 1, 2006, and the adoption of the statement is not expected to have a significant effect on the Company's results of operations or financial position.


NOTE 2 - NONCONVERTIBLE DEBENTURES

In 1996, the Company issued a senior nonconvertible 6% debenture to an Austrian bank in the amount of $2,000,000 and a substantially identical junior nonconvertible 6% debenture in the amount of $500,000 to the financial organization, which identified the Austrian Bank as a potential investor in the Company. In 1997, the Company issued identical senior and junior debentures. Total net proceeds from the issuance of the debentures were $1,760,000. The excess of the $5,000,000 aggregate value of the debentures over the $1,760,000 of proceeds represents a discount on the debenture and fees charged by the parties for the investment. This discount and the related fees are being amortized over the life of the debentures. At December 31, 2004 and 2003 the unamortized discount and fees were $1,051,301 and $1,442,807. The approximate effective interest rate of the debentures is 12%.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 2 - NONCONVERTIBLE DEBENTURES-CONTINUED

The debentures and interest are due and payable on September 30, 2006 and August 22, 2007, with $2.5 million plus accrued interest due on each date to the extent payment has not been made by the Company previously. The lender of the senior subordinated debenture is entitled to receive 1% of the Company's reported net income, payable quarterly, at such time net income is reported, for each $100,000 of principal amount of the debt which is outstanding. In addition, 50% of the outstanding principal amount is required to be repaid in the event the Company completes an initial public offering. In the event and to the extent that prepayments occur as required by the agreements, the unamortized discount will be recalculated using the interest method and a pro rata portion of the discount will be expensed at the time of the prepayment.

NOTE 3 - INVESTMENT IN NOVA RAY, INC.

In 2004, the Company entered into a Stock Purchase Agreement (the "Agreement") with another entity, Nova Ray, Inc. (Nova), under which the Company would issue 1,050,000 shares of the Company's common stock in exchange for 140,000 shares of Nova common stock. The transaction was executed in December 2004. The shares issued by the Company were restricted shares. The Agreement also provides that the Company may acquire an additional 210,000 shares of common stock of Nova for additional consideration.

The 140,000 shares of Nova, non-voting common stock acquired by the Company represents an approximate 10% interest in Nova. The Company is accounting for this investment at cost, and based the initial cost valuation on the fair value of the Company stock issued in exchange for the Nova stock at the transaction date.

The Company believes that the investment relationship established by the Agreement will create a synergistic relationship amongst the parties in which they would cooperate going forward on exploration projects and would be able to jointly utilize the technologies and capabilities of both companies.

NOTE 4 - SHORT-TERM ADVANCES AND NOTES PAYABLE

At December 31, 2004 and 2003, the Company had outstanding $369,758 and $212,200, respectively, of short-term interest bearing advances and notes payable, primarily from related parties. During 2004, the Company settled or exchanged for stock all prior year notes payable, with the exception of $17,400 due to a related party who performs legal services for the Company. For the amounts outstanding at December 31, 2004, $50,000 bears an interest rate of 6.75% and matures in 2005, which was loaned to the Company by a shareholder during 2004. Additionally, during 2004 the same shareholder loaned the Company $150,000, which was outstanding as of December 31, 2004, bears interest at 6.75% and matures in 2011. An additional $128,950 of the amount outstanding at December 31, 2004, was loaned to the Company by an executive officer and bears interest at 6.75% and matures in 2011. The remaining $23,408 was advances to the Company by a shareholder to pay for fuel for the Company Ship, New World Legacy.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           DECEMBER 31, 2004 AND 2003

NOTE 5 - STOCK OPTIONS AND WARRANTS

The Company may grant stock options to the Company's officers, directors, key employees, and consultants to purchase the Company's common stock. Options are granted to purchase common stock shares at a price not less than fair market value of the stock at the date of grant as established by the Board of Directors. The Company may grant either incentive or nonqualified stock options to employees of the Company, but only nonqualified options may be granted to non-employee directors or consultants. Options expire not later than 10 years after the grant date, and have a maximum 10-year vesting term.

The Company made available 1,448,700 shares for issuance of stock options as of December 31, 2001. During 2002, the Company made available an additional 4,500,000 stock options under its 2002 Stock Option Plan. The Board of Directors of the Company establishes to whom options shall be granted and determines exercise prices, vesting requirements and the number of shares covered by each option. The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," in October 1995. The Company has adopted SFAS No. 123 and as permitted by that Statement has elected to present pro forma fair-value stock-based compensation information as notes to the financial statements. The proforma presentation is presented in Note 1 to the financial statements.

The following table summarizes stock option activity over the past two years for options issued:

                                                             Number of     Weighted-Average
                                                             Shares        Exercise Price

         Options outstanding at January 1, 2003              768,200        $    1.46
                 Granted                                       --                 --
                 Exercised                                     --                 --
                 Canceled or Expired                           --                 --

         Options outstanding at December 31, 2003            768,200             1.46
                 Granted                                       --                 --
                 Exercised                                     --                 --
                 Canceled or Expired                         290,700             2.03

         Options outstanding at December 31, 2004            477,500             1.12

         Options exercisable at December 31, 2003            768,200             1.46

         Options exercisable at December 31, 2004            477,500             1.12

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 5 - STOCK OPTIONS AND WARRANTS-CONTINUED
For options outstanding and exercisable at December 31, 2004, the exercise prices and average remaining lives were:

Options Outstanding                                                    Options Exercisable
------------------------------------------------------------      --------------------------------

                                 Weighted-
                                 Average
                                 Remaining Life   Weighted-
Range of          Number         in               Average          Number          Weighted-Average
Exercise          Outstanding    Years            Exercise         Exercisable     Exercise Price
Prices            at 12/31/04                     Price            at 12/31/04

$  1.00             450,000           1.42        $ 1.00              450,000        $  1.00
$  3.00              27,500            .64        $ 3.00               27,500        $  3,00
                  -----------                                       -----------

                    477,500           1.37        $  1.12             477,500        $  1.12
                  ===========                                       ===========

At December 31, 2004, the Company had 14,222,580 outstanding warrants to purchase one share of common stock per warrant at prices ranging $.05 per share to $7.00 per share. The warrants were issued in connection with the Company obtaining short-term notes payable, financing, and in connection with the 2001 reorganization of the Company.

NOTE 6 - LOSS PER SHARE

The computation of basic and diluted earnings (loss) per share is based on the weighted average number of shares outstanding during the period presented, plus, when their effect is dilutive, additional shares assuming the exercise of certain vested stock options and warrants, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Diluted per share amounts have not been presented in the accompanying statements of operations as their effect is anti-dilutive. The Company's loss from operations as presented on the Statement of Operations was used in the loss per share calculation. The weighted average number of shares outstanding for 2004 was 50,951,007 and for 2003 was 29,864,442.

NOTE 7 - INCOME TAXES

The Company has available unused operating loss carryforwards of approximately $17.8 million resulting in a deferred tax-asset of approximately $3.5 million which may be applied against future taxable income and which expires in various years from 2005 to 2019. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the amount of the recognized benefit for the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.

                       RUBY MINING COMPANY AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Notes to Financial Statements - continued
                           December 31, 2004 and 2003

NOTE 8 - RELATED PARTY TRANSACTIONS

At times the Company may enter into transactions with related parties. During 2004, these transactions included the issuance of 1,126,636 shares for the cancellation of $214,586 in debt and accumulated interest at prices between $0.026 to $0.25 a share, which included the issuance of 319,732 shares issued to a former Director and CTO of the company for a debt of $12,789 including interest. The Company also has a note receivable of approximately $73,000 from an executive officer of the Company. At December 31, 2004 the note had matured and was in default. In addition, the Company has an expense advance receivable of approximately $155,000 from the same former executive officer of the Company.

During the year ended December 31, 2004, the Company issued 157,857 shares of restricted unregistered common stock of the Company as retainer payment for future services to be provided for the Company, valued at approximately $110,500. Of these shares, 142,857 shares were issued to a related party for legal work, and issuances were at $0.70 per share.

NOTE 9- LEASES

In June 2002, the Company entered into an operating lease for its current office facility through July 31, 2005. In July 2003, this lease was amended to reduce the square footage rented by the Company. Future minimum lease payment obligations as of December 31, 2004 are as follows:

                             2005                  $25,222

Note 10 - Subsequent Events

In the first quarter of 2005, the Company received $302,100 of additional capital as part of a $990,000 private placement to raise additional capital to fund operations. Additionally, 100,000 shares were issued as a result of an option exercise at $0.25 per share for a total consideration of $25,000.

                       PROXY - RUBY MINING COMPANY - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


        The undersigned common stockholder of Ruby Mining Company (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Shareholders to be held on Monday, October 31, at the Hilton Savannah DeSoto Hotel, 15 Liberty Street, Savannah, Georgia, 31401 at 10:00 a.m. Eastern Daylight Time, and hereby appoints Messrs. G. Howard Collingwood and Murray D. Bradley, Jr., or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Shareholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:


1. To elect five (5)directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

         [ ] FOR all nominees listed below (except as marked to the contrary below)

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

               G. Howard Collingwood;    Murray D. Bradley, Jr.;

               Captain Bill Boone;   Marc Wallace;    Marc Geriene


2. To approve the proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 300,000,000 shares and to authorize 100,000,000 shares of "blank check" preferred stock:

                          [  ]  FOR                  [  ]  AGAINST


3. To amend the Company's 2002 Stock Option Plan to authorize an additional 5,000,000 shares of common stock to be made available for issuance under the plan:

                          [  ]  FOR                  [  ]  AGAINST


4. To approve the proposed amendment to the Company's Articles of Incorporation to change the name of the Company from Ruby Mining Company to "Admiralty Holding Corporation":

                          [  ]  FOR                  [  ]  AGAINST

5. To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company's registered public independent accountants for the fiscal year ending December 31, 2005;

                          [  ]  FOR                  [  ]  AGAINST

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

                          [  ]  FOR                  [  ]  AGAINST


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND VOTED FOR PROPOSALS 2, 3, 4, 5 and 6.


Dated:___________________________________, 2005



_________________________________________
Signature of Stockholder



________________________________________
Signature of Stockholder


         Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.